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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 12, 2007

                             TOWERSTREAM CORPORATION
               (Exact Name of Registrant as Specified in Charter)

    Delaware                   333-131087                   20-8259086
 (State or Other        (Commission File Number)           (IRS Employer
  Jurisdiction                                          Identification No.)
of Incorporation)

           55 Hammerlund Way
             Middletown, RI                                 02842
(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (401) 848-5848

                         University Girls Calendar, Ltd.
                        1881 Brunswick Street, Suite 311
                              Halifax, Nova Scotia
                                 Canada B3J-3L8

          (Former Name or Former Address, if Changed Since Last Report)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the
     Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                             TOWERSTREAM CORPORATION

                                TABLE OF CONTENTS

           Security Ownership of Certain Beneficial Owners and Management     37

Item 2.03. Creation of a Direct Financial Obligation or an Obligation

Item 5.02. Departure of Directors or Principal Officers; Election of
              Directors; Appointment of Principal Officers; Compensatory

                                        i

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

THE MERGER

     On January 12, 2007, we entered into an Agreement of Merger and Plan of
Reorganization (the "Merger Agreement") with Towerstream Corporation, a privately-held Delaware corporation ("Towerstream"), and Towerstream
Acquisition, Inc., our newly formed wholly-owned Delaware subsidiary
("Acquisition Sub"). On January 12, 2007 Acquisition Sub was merged with and into Towerstream, and Towerstream became our wholly-owned subsidiary (the
"Merger"). Pursuant to the terms of the Merger Agreement, following the Merger,
Towerstream's name was changed to "Towerstream I, Inc." and our name was changed to "Towerstream Corporation."

     On January 5, 2007, University Girls Calendar, Ltd., a Delaware corporation
("UGC-DE"), merged with University Girls Calendar, Ltd., ("UGC-NV"), its parent, for the sole purpose of changing our state of incorporation to Delaware from
Nevada pursuant to a Certificate of Ownership and Merger dated January 5, 2007 and approved by stockholders on January 5, 2007. Under the terms of the
Certificate of Ownership and Merger, each share of UGC-NV was exchanged for
1.310344828 shares of UGC-DE.

     Pursuant to the terms of the Merger Agreement:

     o    Each share of Towerstream issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive
          0.7007716 shares of our Common Stock, par value $0.001 per share (the
          "Common Stock") (15,000,000 shares in total);

     o    1,900,000 shares of Common Stock issued and outstanding previously registered on Form SB-2 for resale by the holders thereof will remain outstanding, and all other shares of our Common Stock outstanding prior to the Merger were cancelled in connection with the Merger.

     o    Upon the closing of the Merger, each outstanding option or warrant to acquire Towerstream capital stock was assumed by us and will thereafter be exercisable for shares of our Common Stock.

     o    Certain outstanding convertible promissory notes in the aggregate principal amount of $2,191,636 (of which $1,691,636 was convertible into shares of our Common Stock at a conversion price of $1.50 per share, $250,000 was convertible into 156,250 shares of our Common
          Stock at a conversion price $1.60 per share and $250,000 was convertible into 174,825 shares of our Common Stock at a conversion price of $1.43 per share) were converted upon the consummation of the
          Merger.

     In addition, upon the effectiveness of the Merger:

     o    Paul Pedersen resigned as our sole director and officer.

     o    Our Board of Directors was reconstituted to consist of Philip Urso,
          Jeffrey M. Thompson and Howard L. Haronian.

     o    We issued $10,244,500 of units (the "Units"), with each Unit consisting of (i) 50,000 shares of Common Stock and (ii) a five-year detachable warrant to purchase 25,000 shares of Common Stock at $4.50 per share (the "Unit Warrant"), for a purchase price of $112,500 per
          Unit, in a private placement offering to accredited investors (the
          "Private Placement").

                                        1

     On January 18, 2007 we issued $1,253,125 of additional Units and terminated the Private Placement. On January 18, 2007 we also issued $3,500,000 of our 8%
Senior Convertible Debentures due December 31, 2009 (the "Senior Debentures")
pursuant to a Securities Purchase Agreement dated as of January 18, 2007.

     The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements and documents which are filed as Exhibits hereto and incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     As used in this Current Report on Form 8-K, all references to the
"Company," "we," "our," and "us" for periods prior to the closing of the Merger refer to Towerstream Corporation, a privately held corporation as existed prior to the Merger, and references to the "Company," "we," "our," and "us" for periods subsequent to the closing of the Merger refer to Towerstream Corporation and its subsidiary, including Towerstream I, Inc. Information regarding the principal terms of the Merger are set forth below.

                                     MERGER

     THE MERGER. On January 12, 2007, we entered into the Merger Agreement with
Towerstream and Acquisition Sub. Upon closing of the Merger on January 12, 2007,
Acquisition Sub was merged with and into Towerstream, and Towerstream became our wholly-owned subsidiary. Pursuant to the terms of the Merger Agreement, we changed our name to "Towerstream Corporation" and Towerstream changed its name to "Towerstream I, Inc.".

     Pursuant to the Merger Agreement, at closing, stockholders of Towerstream received 0.7007716 of one share of our Common Stock for each issued and outstanding share of Towerstream's Common Stock. As a result, upon the closing of the merger we issued 15,000,000 shares of our Common Stock to the former stockholders of Towerstream, representing approximately 70% of our outstanding Common Stock (without giving effect to conversion or exercise of convertible indebtedness, warrants, or options except as noted) following: (i)
the Merger, (ii) the closing of the Private Placement, (iii) the conversion of certain indebtedness into shares of our Common Stock, and (iv) the cancellation of 3,931,048 shares of our Common Stock held by our former sole officer and director. In connection with the closing of the Merger and shortly therefor, we completed the closing of the private placement and received gross proceeds of
$14,997,625, including $3,500,000 of Senior Debentures.

     As a result, 1,900,000 shares of our Common Stock were outstanding prior to taking into account the closing of the Merger and the Private Placement. The
1,900,000 shares constituted our "public float" prior to the Merger and will continue to represent the shares of our Common Stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of
1933, as amended (the "Securities Act") permits additional sales, or a further registration statement has been declared effective. Pursuant to the plan of distribution described in our registration statement on Form SB-2, the registered public float shares may be sold by the holders thereof in various manners, including ordinary brokerage transactions and in transactions in which broker-dealers solicit purchasers, block trades, purchases by a broker-dealer as principal and resale by a broker-dealer for its own account, privately negotiated transactions, a combination of any such methods of sale and any other method permitted pursuant to applicable law as described in the prospectus.

                                        2

     We assumed all of Towerstream's obligations under its outstanding stock options and warrants prior to the Merger. At the time of the Merger, Towerstream had outstanding stock options and warrants to purchase shares of Common Stock issued to employees and others at various prices, which outstanding stock options and warrants became stock options and warrants to purchase 0.7007716 of such number of shares of the our Common Stock, after giving effect to the
Merger. Neither we nor Towerstream had any other stock options or warrants to purchase shares of capital stock outstanding immediately prior to the Merger. A total of 3,200,000 shares of Common Stock will be reserved for issuance as warrants or options in lieu of the options or warrants eligible for issuance by
Towerstream prior to the Merger. The outstanding options and warrants of
Towerstream were exchanged for a total of 2,645,062 options to purchase our common stock.

     The shares of our Common Stock issued to the former holders of
Towerstream's common stock in connection with the Merger, and the shares of our
Common Stock issued in the Private Placement, were not registered under the
Securities Act, in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption therefrom. Certificates representing shares issued pursuant to the Merger or the Private Placement will contain a legend stating the same.

     CHANGES RESULTING FROM THE MERGER. We intend to carry on Towerstream's business as our sole line of business. We have relocated our executive offices to 55 Hammerlund Way, Middletown, Rhode Island 02842 and our telephone number is
(401) 848-5848.

     Pre-Merger stockholders of Towerstream will not be required to exchange their existing Towerstream stock certificates for certificates of the Company.
We cannot be certain that we will receive approval to list our Common Stock on any exchange or market.

     The Merger and its related transactions were approved by the holders of a requisite number of shares of Towerstream's capital stock by written consent on
January 12, 2007. Under Delaware law, Towerstream's stockholders who did not vote in favor of the Merger, and stockholders of the Company who did not vote in favor of the Merger, may demand in writing, pursuant to the exercise of statutory rights of appraisal under the law of such jurisdictions, that they be paid the fair value of their shares.

     CHANGES TO THE BOARD OF DIRECTORS. Upon the effective time of the Merger on
January 12, 2007, Paul Pedersen resigned as our sole director and executive officer and was the sole director and officer of Acquisition Sub. At the time of the Merger the size of the Board of Directors was increased to three members, and Jeffrey M. Thompson, Philip Urso, and Howard L. Haronian were elected as directors of the Company and Jeffrey M. Thompson was elected as the sole director of Towerstream I, Inc., its wholly-owned subsidiary. Following their election and effective subsequent to the Merger, the size of the Board of
Directors was increased to five members and Paul Koehler and William Bush were appointed as independent directors. Mr. Haronian is also an independent member of the Board of Directors, as defined by the NASDAQ Stock Market, although Mr.
Haronian, a founder of Towerstream, is cousin to Mr. Urso, who is also a founder.

     All directors hold office for a one-year term until the election and qualification of their successors. Officers are elected by the Board of
Directors and serve at the discretion of the Board of Directors.

     ACCOUNTING TREATMENT; CHANGE OF CONTROL. The Merger is being accounted for as a "reverse merger," since the stockholders of Towerstream prior to the Merger own a majority of the outstanding shares of our Common Stock immediately following the Merger. Towerstream is deemed to be the acquiror in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Towerstream and will be recorded at the historical cost basis of
Towerstream, and the consolidated financial statements after

                                        3

completion of the Merger will include the assets and liabilities of the Company and Towerstream from the closing date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the
Company's Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of the Company's Common Stock pursuant to the Merger, a change in control of the Company occurred on the date of consummation of the
Merger. The Company will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Merger.

                           DESCRIPTION OF OUR COMPANY

     We are a provider of fixed wireless broadband services, using the standards on which "WiMAX" (Wireless Interoperability of Microwave Access) platforms are based, with operations in New York City, Boston, Chicago, Los Angeles, San
Francisco and Providence, Rhode Island.

     Our predecessor business was owned by UGC-NV, a Nevada corporation formed on June 2, 2005, which conducted business through a wholly-owned subsidiary
University Girls Calendar, Ltd., a Nova Scotia company, ("UGC Nova Scotia"). UGC
Nova Scotia was acquired on June 30, 2005 from Paul Pedersen, formerly our sole officer and director. Until January 12, 2007 our business consisted of printing, production, marketing and distribution. On January 3, 2007, we entered an agreement for the sale of all of the stock of UGC Nova Scotia to Paul Pedersen.
After the Merger, the Company succeeded to the business of Towerstream as its sole line of business.

                           DESCRIPTION OF OUR BUSINESS

     All references to the "Company," "we," "our" and "us" for periods prior to the closing of the Merger refer to Towerstream, and references to the "Company,"
"we," "our" and "us" for periods subsequent to the closing of the Merger refer to UGC-DE and its subsidiaries.

COMPANY OVERVIEW

     We are a provider of fixed wireless broadband services to businesses in key metropolitan areas.

     We utilize radio spectrum regulated by the Federal Communications
Commission, ("FCC") and unregulated radio spectrum in our activities. Utilizing this spectrum, our activities include services ranging from business Internet
(Internet Service Provider - "ISP") provided to our existing customers for a monthly fee, to preparation for mobile wireless "WiMAX" (Wireless
Interoperability of Microwave Access). Our activities involve radio transmissions over the electromagnetic waves from one fixed point to another fixed point and from one fixed point to multiple fixed points. In this way, we completely eliminate the need for traditional phone company "last mile" copper wire connections. We provide approximately 2,200 T-1 equivalents to our 700 currently active buildings utilizing only airborne transmissions, commonly referred to as fixed wireless services. We expect our current operations to further our long term objectives of becoming a leader in the growing fixed wireless business and to establish a leading position in the emerging mobile wireless market. Our plans include generating future sources of revenue from mobile wireless that can be added to our networks, such as mobile Internet, transporting mobile phone traffic from one transmit site to another or to the public service telephone network, also known as "backhauling," and providing cost effective extensions to networks that utilize fiber-optic cables.

                                        4

     All of our business activities are in the early stages of development. We currently offer fixed wireless services in New York City, Boston, Chicago, Los
Angeles, San Francisco, and Providence, Rhode Island. We currently plan to grow our business to include up to 30 cities.

     We offer communications services that provide access to information, interactive media content, and applications via high speed Internet connections that provide customers voice ("VoIP") capabilities. Features similar to cellular, cable modem, digital subscriber line ("DSL") and wireless fidelity
("Wi-Fi") networks are available to our customers.

     We generated revenues of nearly $5 million for the nine-month period ended
September 30, 2006. By owning our entire network, we were able to achieve gross margins in excess of 70% and have been EBITDA positive since 2004.

     Our services are designed to offer customers:

     o    FLEXIBILITY - Customers can select advanced Internet and telephone service that suit their needs and budget. We offer feature-rich, broadband wireless Internet access without the need for fiber, telephone or cable lines. Smaller businesses can increase their bandwidth at any time in 1.0 MB increments usually without additional installation or equipment charges.

     o    SPEED - Installation typically occurs within one week of the order and, with our rapid installation program, customers can be up and running in 48 hours. Speeds for our services range from 1.5 Mbps per second in our "starter" system for small businesses and up to 1,000
          Mbps per second in our custom packages.

     o    PORTABILITY - Customers can access our services from anywhere in our coverage area, up to 20 miles away.

     o    SIMPLICITY - We offer packages designed to provide small, medium and large businesses with complete Internet and VoIP phone solutions. Our current customer agreement is just one page long and easy to understand. In August 2005, we announced a strategic alliance with
          Vonage Holdings Corp., an Edison, New Jersey-based VoIP telephone service provider. Our alliance with Vonage has enabled us to provide our customers with an integrated solution to their telecommunications and Internet connectivity needs.

     o    VALUE - We own our entire network, which enables us to price our services lower than most of our competitors.

     With the advent of entertainment and content delivery over the Internet,
VoIP and applications such as online social networking, the Internet is changing social behavior. People are demanding fast broadband connectivity on an increasingly mobile basis. We believe that our services meet this demand, which accounts for our rapid subscriber growth rate.

     We deploy our network using antennae installed on rooftops that send and receive signals. Using microwave, or WiMAX, spectrum enables us to provide wireless Internet connectivity and enables applications such as VoIP phone service at prices far below that of our competitors by reducing our costs in deploying our network.

     As compared to cellular, cable and DSL networks that generally rely on infrastructure originally designed for non-broadband purposes, our network was designed specifically to support wireless broadband services. We have created a new model for delivering reliable bandwidth to the commercial

                                        5

market. By leveraging second-generation multipoint fixed wireless technology, we have built an expandable network that is up to 99.999% reliable.

     We were founded by Philip Urso and Jeffrey M. Thompson in December 1999. We
connected to our first customer in April 2000. As of September 30, 2006, we offered our services in 7 markets in the United States, including New York City,
Los Angeles, Chicago, San Francisco and the greater Boston, Providence and
Newport areas. As of September 30, 2006, we covered approximately 700 buildings enabled with Towerstream services that all have paying customers. We believe our success to date is in part a result of the substantial operating experience of our senior management team, led by our Chairman, Philip Urso, our President and
Chief Executive Officer, Jeffrey M. Thompson and our Chief Financial Officer,
George E. Kilguss, III.

     Our principal executive office is located at 55 Hammarlund Way, Middletown,
Rhode Island 02842 and our telephone number is (401) 848-5848.

INDUSTRY

     We believe the U.S. broadband market offers significant long-term growth potential. According to "IDC," in 2005, an estimated 38.1 million households, or
33% of all U.S. households, subscribed to a broadband service. However, an estimated 36.5 million households, or 32% of all U.S. households, accessed the
Internet via a dial-up or other narrowband connection, while an estimated 40.7 million households, or 35% of all U.S. households, had no Internet connectivity at all. Of the 38.1 million households with broadband connectivity in 2005, approximately 55% used a cable modem, 42% used DSL and 3% used other services such as wireless broadband or fiber networks.

     According to IDC, the U.S. broadband market is expected to grow at an 18.4%
compound annual growth rate between 2006 and 2009. Broadband penetration is expected to exceed 52% of U.S. households by 2009 as dial-up subscribers migrate to broadband connectivity and people with no Internet access become broadband subscribers. The worldwide broadband market is expected to experience similar growth trends, with IDC forecasting a 17% compound annual growth rate from 126.7 million households with broadband Internet connectivity at the end of 2004 to
273.4 million by the end of 2009.

     In addition to growing broadband demand, the rapid growth of mobile email products, as well as sales of laptop and ultra-portable computers, leads us to believe that subscribers will increasingly favor Internet access that provides for portability or mobility. According to IDC, U.S. laptop sales are expected to increase by 21% annually, from 20.5 million in 2005 to 43.4 million in 2009, and
U.S. smart handheld device shipments are expected to increase by approximately
38% annually, from 7.3 million in 2005 to 26.4 million in 2009. As purchases of laptops and other portable data devices continue to accelerate, we believe consumers increasingly will look for more efficient and effective ways to access the Internet on these devices. According to IDC, spending on wireless data services is expected to increase from $8.8 billion in 2005 to $27.7 billion in
2009, representing a 33% compound annual growth rate.

     As wireless broadband becomes widely available, we believe demand for a broad range of mobile applications will dramatically increase, including demand for email, web browsing, VoIP telephony, streaming audio and video, video conferencing, gaming, e-commerce, music and video downloading and file transfers. For instance, in its VoIP Forecast Model dated August 2005, Jupiter
Research estimates that, in 2005, approximately 3 million U.S. households used a
VoIP-based broadband telephony service, while 110.5 million used a traditional switched access telephony service, according to the Federal Communications
Commission ("FCC"), Statistics of Communications Common Carriers Report. The
U.S. VoIP-based broadband telephony market is expected to grow to 16.0 million households by 2009, according to Jupiter Research estimates, representing a 52%
compound annual growth rate. The worldwide VoIP telephony market is expected to experience a similar growth trend, with iSuppli

                                        6

Corporation forecasting in its fourth quarter 2005 Broadband and Digital Home
Topical Report growth in VoIP subscribers from 14.9 million subscribers in 2005 to 148.8 million subscribers in 2009, a 78% compound annual growth rate.

     All references in this Current Report on Form 8-K to data or information provided by IDC were published in the following reports: October 2005 U.S.
Broadband Services 2005-2009 Forecast and Internet Commerce Market Model; March
2005 Worldwide Broadband Services 2005-2009 Forecast; October 2005 Worldwide
Portable PC 2005-2009 Forecast by Screen Size; November 2005 Worldwide Smart
Handheld Device 2005-2009 Forecast and Analysis and IDC's 2005 Telecom Black
Book, version 2.

COMPETITIVE STRENGTHS

     We believe the following competitive strengths enable us to meet the demand for reliable, fixed wireless broadband services:

     o    RELIABILITY - Our model leverages second-generation multipoint fixed wireless technology, enabling us to build an expandable network that delivers broadband services with up to 99.999% reliability.

     o    FAST SERVICE AND INSTALLATION - Our Rapid Installation Program allows customers to be up and running in 48 hours. In addition, we have developed a customer service system to ensure that customers'
          questions are quickly answered by a member of our team. We offer an industry-leading Service Level Agreement ("SLA") to ensure customers receive the highest availability, lowest latency and packet loss on both our network and the last mile.

     o    EFFICIENT ECONOMIC MODEL - Our economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wireline broadband service providers. We own our entire network, dispensing with the costs involved in using lines owned by telephone or cable companies. Our system is expandable and covers an area up to several miles away from each tower, which will enable us to realize incremental savings in our build-out costs as our subscriber base grows.

     o    WORLD-CLASS MANAGEMENT TEAM - Our executive management has over 60 years of combined experience in the communications industry with companies such as Bell Atlantic, New England Telephone and Stratos
          Global Corporation.

BUSINESS STRATEGY

     We intend to continue to grow our business by pursuing the following strategies:

     o    Deploy our service broadly and rapidly increase our subscriber base.
          We intend to deploy our advanced wireless broadband network broadly both in terms of geography and categories of subscribers. We intend to increase the number of markets we serve, taking advantage of our staged roll-out model to deploy our services throughout major United
          States markets. We also plan to serve a range of commercial subscribers, from small businesses to large enterprises.

     o    Offer superior value to our customers. We intend to leverage the costs savings inherent in our model by offering our services and enhanced reliability and customer support at prices currently well below those of our competitors, making us the provider of choice for many businesses.

                                        7

     o    Offer premium differentiated services. We intend to generate incremental revenues, leverage our cost structure and improve subscriber retention by offering a variety of premium services.

SERVICES -- DOMESTIC WIRELESS BROADBAND

     We offer businesses broadband connectivity featuring a compelling combination of integrated services, simplicity of installation and use and speed at value prices. We offer commercial subscribers a choice of service plans designed to accommodate the varying needs of different size enterprises. In addition, we offer custom packages to accommodate subscribers with special needs.

Our standard service plans are:

     o    Small Businesses Our T-1 equivalent is 1.5 Mbps (1,500,000 bits per second), duplex, meaning that, (unlike most cable and DSL) there is full throughput for both uploads and downloads. Also unlike most cable and DSL offerings, we guarantee the performance of our service with a
          SLA that guarantees uptime, latency and throughput.

     Available in Los Angeles, Chicago, New York and San Francisco, our "5 for
     5" plan currently provides 5 Mbps for $500 per month. We offer a full SLA guarantee of 1.5 Mbps, just like a telephone company T-1 line. In addition, we add 3.5 Mbps on a best efforts basis, for a total bandwidth of 5 Mbps, the equivalent of more than 3 T-1 lines.

     o    Medium-Sized Businesses We offer 10 and 20 Mbps connections, which are also guaranteed with a SLA that guarantees uptime, latency and throughput.

     o    Large Enterprises For large enterprises, we offer value prices on links from 100 to 1000 Mbps. We also provide a SLA that guarantees uptime, latency and throughput.

COMPETITIVE ADVANTAGES

     Our services enjoy the following competitive advantages:

     o    Reliability We use proven microwave technology and offer a SLA. We also connect the customer to our Wireless Ring in the Sky, which has no single point of failure. In addition, the ring is fed by multiple
          Tier 1 Internet Providers located at opposite ends of your city and connected to our national ring, fed by multiple Tier 1 carriers. We believe that we are the only wireless broadband provider that offers
          True Separate Egress for true redundancy. With DSL and cable offerings, all wires are rendered dead by one backhoe swipe or switch failure. Our Wireless Ring in the Sky is backhoe-proof, weather-proof and outage-proof.

     o    Price--DS3 and T3 are arbitrary Telco denominations representing throughput of 45 Mbps. We currently offer 100 Mbps for $5,000 per month, including Internet access--with no other charges (such as a local loop charge). 1,000 Mbps prices are available upon request. We offer the throughput of more than 2 DS3s for less than the price of 1
          DS3. We do not pass along a local loop charge to our customers, because we do not have to buy one from the telephone company.

     o    Quick Installation--Our antennae are typically located at the highest points above a city, and can connect to business locations up to 20 miles away. We can generally build this type of link in two weeks.

                                        8

MARKETS SERVED AND DEPLOYMENT

     We determine which markets to enter by assessing a number of criteria in four broad categories. First, we evaluate our ability to deploy our service in a given market, taking into consideration our spectrum position, the availability of towers and zoning constraints. Second, we assess the market by evaluating the number of competitors, existing price points, demographic characteristics and distribution channels. Third, we perform an analysis to evaluate the economic potential of the market, focusing on our forecasts of revenue growth opportunities, capital requirements and projected cash flow. Finally, we look at market clustering opportunities and other cost efficiencies that might be realized.

     Based on this approach, as of September 30, 2006, we offered wireless broadband connectivity in six markets representing approximately 42% of small and medium business (5 to 249 employees) in the top 20 metropolitan statistical areas.

TECHNOLOGY

     We have developed various proprietary technologies for use in our business.
We utilize custom designed provisioning and client relationship software to close sales and assure customer satisfaction and service levels during the critical post installation period and throughout the life of our contracts. In addition, our technology permits us to constantly monitor and maintain network performance through real-time online monitoring, which is also available for use by our customers. We do not rely on patent or trademarks for our business.

SALES AND MARKETING

     o    Direct. We have hired salespeople to sell our services directly to subscribers. As of September 30, 2006, we employed approximately 18 salespeople. We generally compensate these employees on a salary plus commission basis.

     o    Indirect. Our indirect sales channels include a variety of authorized representatives, such as integrators, resellers, and online operators.
          Authorized representatives assist in developing awareness of and demand for our service by promoting our services and brand as part of their own advertising and direct marketing campaigns.

     o    Wholesale distribution. As our markets mature, we expect our use of available marketing channels will shift toward our lower-cost channels. Over time, we expect our direct sales force will become increasingly focused on new market development.

COMPETITION

     The market for broadband services is highly competitive, and includes companies that offer a variety of services using a number of distinctly different technological platforms, such as cable networks, DSL, third-generation cellular, satellite, wireless Internet service and other emerging technologies.
We compete with these companies on the basis of the portability, ease of use, speed and price of our respective services.

     Principal competitors include:

Cable Modem and DSL Services

     We compete with companies that provide Internet connectivity through cable modems or DSL. Principal competitors include cable companies, such as Comcast, and incumbent telephone companies, such as AT&T or Verizon. Both the cable and telephone companies deploy their services over wired

                                        9

networks initially designed for voice and one-way data transmission that have subsequently been upgraded to provide for additional services.

Cellular and PCS Services

     Cellular and PCS (personal communications service) carriers are seeking to expand their capacity to provide data and voice services that are superior to ours. These providers have substantially broader geographic coverage than we have and, for the foreseeable future, than we will have. If one or more of these providers can display technologies that compete effectively with our services, the mobility and coverage offered by these carriers may provide even greater competition than we currently face. Moreover, more advanced cellular and PCS technologies, such as 3G mobile technologies currently offer broadband service with packet data transfer speeds of up to 2 Mbps for fixed applications, and slower speeds for mobile applications. We believe mobile operators, including
Cingular, Sprint Nextel, T-Mobile, Verizon and others, will roll out 3G cellular services across most major U.S. markets by the end of 2007. We also expect that
3G technology will be improved to increase connectivity speeds to make it more suitable for a range of advanced applications.

Satellite

     Satellite providers like Wild Blue and Hughes Network Services offer broadband data services that address a niche market, mainly less densely populated areas that are unserved or underserved by competing service providers.
Although satellite offers service to a large geographic area, latency caused by the time it takes for the signal to travel to and from the satellite may challenge the ability to provide some services, such as VoIP, and reduces the size of the addressable market.

Other

     We believe other emerging technologies may also seek to enter the broadband services market. For example, we are aware that several power generation and distribution companies intend to provide broadband Internet services over existing power lines.

     We also face competition from other wireless broadband service providers that use licensed spectrum. Potential competitors using licensed spectrum may include established providers such as Sprint Nextel, which we believe is the largest holder of spectrum in the 2.495 to 2.690 GHz band in the United States.

     In addition to these commercial operators, many local governments, universities and other governmental or quasi-governmental entities are providing or subsidizing free Wi-Fi networks.

     Moreover, if our technology is successful and garners widespread support, we expect these and other competitors to adopt or modify our technology or develop a technology similar to ours.

REGULATORY MATTERS

Overview

     Wireless broadband services are subject to regulation by the FCC. At the federal level, the FCC has jurisdiction over the use of the electromagnetic spectrum (i.e., wireless transmissions) and has exclusive jurisdiction over all interstate telecommunications services (those that originate in one state and terminate in another state). State regulatory commissions have jurisdiction over intrastate communications. Municipalities may regulate limited aspects of our business by, for example, imposing zoning requirements and requiring installation permits. The regulations of these agencies are continually

                                       10

evolving through rulemaking and other administrative and judicial proceedings, and there is no guarantee that in the future regulatory changes will not have an adverse effect on our business. A number of legislative and regulatory proposals under consideration by federal, state and local governmental entities may lead to the repeal, modification or introduction of laws or regulations that could affect our business. Significant areas of existing and potential regulation for our business include broadband Internet access, telecommunications and spectrum regulation and Internet taxation.

Telecommunications Regulation

     The FCC has classified Internet access services generally as interstate
"information services" rather than as "telecommunications services" regulated under Title II of the Communications Act of 1934, as amended (the "Communication
Act"). Accordingly, most regulations that apply to telephone companies and other common carriers currently do not apply to our wireless broadband Internet access service. For example, we are not currently required to contribute a percentage of gross revenues from our Internet access services to universal service funds, or USF, used to support local telephone service and advanced telecommunications services for schools, libraries and rural health care facilities.

     Internet access providers also are not required to file tariffs with the
FCC, setting forth the rates, terms, and conditions of their service offerings.
The FCC, however, is currently considering whether to impose various consumer protection obligations, similar to Title II obligations, on broadband Internet access providers, including DSL, cable modem and wireless broadband Internet access providers. These requirements may include obligations related to truth-in-billing, slamming, discontinuing service, customer proprietary network information and federal USF mechanisms. Internet access providers are currently subject to generally applicable state consumer protection laws enforced by state
Attorneys General and general Federal Trade Commission, or FTC, consumer protection rules.

     The FCC has not yet classified interconnected VoIP services as information services or telecommunications services under the Communications Act. In
November 2004, the FCC determined that, regardless of their regulatory classification, certain interconnected VoIP services qualify as interstate services with respect to economic regulation. The FCC preempted state regulations that address such issues as entry certification, tariffing, and
Enhanced 911 requirements, as applied to certain interconnected VoIP services.
This ruling is being appealed.

     The FCC is conducting a comprehensive proceeding to address all types of
IP-enabled services, including interconnected VoIP service, and to consider what regulations, if any, should be applied to such services, as use of broadband services becomes more widespread. In June 2005, the FCC adopted the first set of regulations in this comprehensive IP-enabled proceeding, imposing Enhanced
911-related requirements on interconnected VoIP service providers as a condition of offering such service to consumers. The FCC defined "interconnected VoIP service" as voice service that: (i) enables real-time, two-way voice communications; (ii) requires a broadband connection from the user's location;
(iii) requires IP-compatible customer premises equipment ("CPE"); and (iv)
permits users generally to receive calls that originate on and terminate to the public switched telephone network, or PSTN. Effective November 28, 2005, all interconnected VoIP providers are required to transmit, via the wireline
Enhanced 911 network, all 911 calls, as well as a call-back number and the caller's registered location for each call, to the appropriate provided that the public safety answering point, or PSAP, is capable of receiving and processing that information. In addition, all interconnected VoIP providers must have a process to obtain a subscriber's registered location prior to activating service, and must allow their subscribers to update their registered location immediately if the subscriber moves the service to a different location.
Interconnected VoIP providers are also required to prominently and in plain
English advise subscribers of the manner in which dialing 911 using VoIP service is different from dialing 911 service using traditional telephone service, and to provide warning labels with VoIP CPE.

                                       11

     The FCC is considering additional regulations, including: (i) whether to require interconnected VoIP providers to develop future capabilities to automatically identify a subscriber's physical location without assistance from the subscriber; (ii) what intercarrier compensation regime should apply to interconnected VoIP traffic over the PSTN; (iii) whether, and to what extent, federal USF obligations should be imposed upon VoIP providers.

     On August 5, 2005, the FCC adopted an Order finding that both facilities-based broadband Internet access providers and interconnected VoIP providers are subject to the Communications Assistance for Law Enforcement Act,
or CALEA, which requires service providers covered by that statute to build certain law enforcement surveillance assistance capabilities into their communications networks. The FCC required facilities-based broadband Internet access providers and interconnected VoIP providers to comply with CALEA requirements by May 14, 2007. This ruling is currently being appealed.

     On May 3, 2006, the FCC adopted an additional Order addressing the CALEA compliance obligations of these providers. In that order the FCC: (i) affirmed the May 14, 2007 compliance deadline; (ii) indicated compliance standards are to be developed by the industry within the telecommunications standards-setting bodies working together with law enforcement; (iii) permitted the use of certain third parties to satisfy CALEA compliance obligations; (iv) restricted the availability of compliance extensions; (v) concluded that facilities-based broadband Internet access providers and interconnected VoIP providers are responsible for any CALEA development and implementation costs; (vi) declared that the FCC may pursue enforcement action, in addition to remedies available through the courts, against any non-compliant provider; and (vii) adopted interim progress report filing requirements.

     Broadband Internet-related and IP-services regulatory policies are continuing to develop, and it is possible that our broadband Internet access and
VoIP services could be subject to additional regulations in the future. The extent of the regulations that will ultimately be applicable to these services and the impact of such regulations on the ability of providers to compete are currently unknown.

Spectrum Regulation

     The FCC routinely reviews its spectrum policies and may change its position on spectrum allocations from time to time. On July 29, 2004, the FCC issued rules revising the band plan for base radio systems, or BRS, and educational broadband services, or EBS, and establishing more flexible technical and service rules to facilitate wireless broadband operations in the 2.495 to 2.690 GHz band. The FCC adopted new rules that (i) expand the permitted uses of EBS and
BRS spectrum so as to facilitate the provision of high-speed data and voice services accessible to mobile and fixed users on channels that previously were used primarily for one-way video delivery to fixed locations; and (ii) change some of the frequencies on which BRS and EBS operations are authorized to enable more efficient operations. These new rules streamlined licensing and regulatory burdens associated with the prior service rules and created a "PCS-like"
framework for geographic licensing and interference protection. Under the new rules, existing holders of BRS and EBS licenses and leases generally have exclusive rights over use of their assigned frequencies to provide commercial wireless broadband services to residences, businesses, educational and governmental entities within their geographic markets. These rules also require
BRS licensees to bear their own expenses in transitioning to the new band plan and, if they are seeking to initiate a transition, to pay the costs of transitioning EBS licensees to the new band plan. The transition rules also provide a mechanism for reimbursement of transaction costs by other operators in the market. Additionally, the FCC expanded the scope of its spectrum leasing rules and policies to allow BRS and EBS licensees to enter into flexible, long-term spectrum leases.

     On April 21, 2006, the FCC issued an Order adopting comprehensive rules for relocating incumbent BRS operations in the 2.150 to 2.162 GHz band. These rules will further facilitate the transition to the new 2.495 to 2.690 GHz band plan.

                                       12

     On April 27, 2006, the FCC released an Order revising and clarifying its
BRS/ EBS rules. Significantly, the FCC generally reaffirmed the flexible technical and operational rules upon which our systems are designed and operating. The FCC clarified the process of transitioning from the old spectrum plan to the new spectrum plan, but reduced the transition area from large "major economic areas," to smaller, more manageable "basic trading areas." Proponents seeking to initiate a transition to the new band plan will be given a 30-month timeframe within which to notify the FCC of their intent to initiate a transition, followed by a 3-month planning period and an 18-month period transition completion period. In markets where no proponent initiates a transition, licensees will be permitted to self-transition to the new band plan.
The FCC adopted a procedure whereby the proponent will be reimbursed for the value it adds to a market through reimbursement by other commercial operators in a market, on a pro-rata basis, after the transition is completed and the FCC has been notified.

     The FCC also clarified the procedure by which BRS and EBS licensees must demonstrate substantial service, and required them to demonstrate substantial service by May 1, 2011. Substantial service showings demonstrate to the FCC that a licensee is not warehousing spectrum, but rather is using the spectrum to provide actual service to subscribers. If a BRS or EBS licensee fails to demonstrate substantial service by May 1, 2011, its license may be cancelled and made available for re-licensing.

     The FCC reaffirmed its decision to permit mobile satellite service providers to operate in the 2.496 to 2.5 GHz band on a shared, co-primary basis with BRS licensees. It also concluded that spectrum sharing in the 2.496 to 2.5
GHz band between BRS licensees and a limited number of incumbent licensees, such as broadcast auxiliary service, fixed microwave, and public safety licensees, is feasible. It therefore declined to require the relocation of those incumbent licensees in the 2.496 to 2.5 GHz band. Additionally, the FCC reaffirmed its conclusion that BRS licensees can share the 2.496 to 2.5 GHz band with industrial, scientific, and medical, or ISM, devices because ISM devices typically operate in a controlled environment and use frequencies closer to 2.45
GHz. The FCC also reaffirmed its decision to permit low-power, unlicensed devices to operate in the 2.655 to 2.69 GHz band, but emphasized that unlicensed devices in the band may not cause harmful interference to licensed BRS operations. Previously, low-power, unlicensed devices were permitted to operate in the 2.5 to 2.655 GHz band, but not in the 2.655 to 2.69 GHz band.

     Finally, the FCC reaffirmed the application of its spectrum leasing rules and policies to BRS and EBS, and ruled that new EBS spectrum leases may provide for a maximum term (including initial and renewal terms) of 30 years. The FCC further required that new EBS spectrum leases with terms of 15 years or longer must allow the EBS licensee to review its educational use requirements every five years, beginning at the fifteenth year of the lease.

     Although we believe that the FCC's BRS/ EBS rules will enable us to pursue our long-term business strategy, these rules may materially and adversely affect our business. In addition, these rules may be amended in a manner that materially and adversely affects our business.

Internet Taxation

     The Internet Tax Non-Discrimination Act, which was passed by Congress in
November 2004 and signed into law in December 2004, renewed and extended until
November 2007 a moratorium on taxes on Internet access and multiple, discriminatory taxes on electronic commerce. This moratorium had previously expired in November 2003, and as with the preceding Internet Tax Freedom Act,
"grandfathered" states that taxed Internet access prior to October 1998 to allow them to continue to do so. Certain states have enacted various taxes on Internet access or electronic commerce, and selected states' taxes are being contested on a variety of bases. However, state tax laws may not be successfully contested and future state and federal laws imposing taxes or other regulations on
Internet access and electronic

                                       13

commerce may arise, any of which could increase the cost of providing Internet services, which could, in turn, materially adversely affect our business.

EMPLOYEES

     As of January 12, 2007 we had approximately 40 employees, approximately 12 of whom were administrative, 10 of whom were technicians and engineers and approximately 18 of whom were in sales. We believe our employee relations are good.

PROPERTY

     Our corporate headquarters are located in Middleton, Rhode Island and occupy a total of approximately 4,000 square feet. Our lease term expires in
2008.

     We believe our office space is adequate for our immediate needs. Additional space may be required as we expand our activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

LEGAL PROCEEDINGS

     There are no legal proceedings pending, or to our knowledge threatened against us.

                           FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K contains "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

     o    adverse economic conditions;

     o    our inability to raise additional capital to finance our activities;

     o    unexpected costs, lower than expected sales and revenues, and operating defects;

     o    adverse results of any legal proceedings;

     o    inability to attract or retain qualified senior management personnel, including sales and marketing, and technical personnel; and

     o    pending or future legislation and regulation of our industry;

     o    other specific risks that may be referred to in this report, including those under "Risk Factors."

     All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects, current expectations, forecasts, and plans and objectives of management are forward-looking statements. When used in this report, the words "will," "may," "believe," "anticipate," "intend,"
"estimate," "expect," "should," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking

                                       14

statements speak only as of the date of this report. We do not undertake any obligation to update any forward-looking statements or other information contained herein, except as required by federal securities laws. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved. We have disclosed important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

     Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     All references to the "Company," "we," "our" and "us" for periods prior to the closing of the Merger refer to Towerstream, and references to the "Company,"
"we," "our" and "us" for periods subsequent to the closing of the Merger refer to UGC-DE and its subsidiaries.

     The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see "Special Cautionary Statement
Concerning Forward-Looking Statements" and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

     We were originally incorporated in Nevada under the name "University Girls
Calendar, Ltd." on June 2, 2005. Our business was printing, production, marketing and distribution. On January 4, 2007, we abandoned this enterprise. On
January 12, 2007, we acquired Towerstream pursuant to the terms of the Merger
Agreement. This transaction was accounted for as a reverse merger
(recapitalization) with Towerstream deemed to be the accounting acquirer, and us as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of Towerstream as adjusted to give effect to any difference in the par value of our and Towerstream's stock with an offset to capital in excess of par value. The basis of the assets, liabilities and stockholders' equity of Towerstream, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of this Merger, we became a provider of fixed wireless broadband services, using the standards on which "WiMAX" platforms are based, with operations in New York City, Boston,
Chicago, Los Angeles, San Francisco and Providence, Rhode Island.

     Towerstream was incorporated in the State of Delaware on December 17, 1999.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004.

     Revenues. During the year ended December 31, 2005, we had revenues of
$5,397,510 as compared to revenues of $4,602,109 during the year ended December
31, 2004, an increase of

                                       15

approximately 17%. This increase is a result of both an increase in the number of subscribers on our network and an increase in the average bandwidth usage per subscriber.

     Operating Loss. Operating expenses, which consists of cost of revenues, customer support services, selling expense, depreciation and general and administrative costs, totaled $6,127,770 for the year ended December 31, 2005 as compared to $5,127,871 for the year ended December 31, 2004. Operating loss was
$730,260 for the year ended December 31, 2005 as compared to $525,762 for the year ended December 31, 2004

     Cost of revenues. Cost of revenues, which consist of tower rental charges, bandwidth purchases, and related engineering costs and overhead (exclusive of depreciation) totaled $1,509,505 for the year ended December 31, 2005 compared with $1,026,068 in the prior fiscal year, resulting in gross margins (before depreciation) of 72.0% and 77.7% respectively. The decreased margin is a result adding additional capacity to existing markets and the opening of our Los
Angeles market in December 2004 and the opening of our San Francisco market in
October of 2005.

     Selling, General, and Administrative Expenses. Selling, General, and
Administrative Expenses which consist of commissions, salaries, advertising, and overhead expenses, totaled $3,265,352 for the year ended December 31, 2005 as compared to $2,980,400 for the year ended December 31, 2004, an increase of approximately 10%. This increase is primarily attributable to expanding sales, administrative, and engineering activities which are in turn reflected in our increased sales. Our management believes that our expenses will continue to increase as sales continue to grow and additional staff is added to support our growth initiatives.

     Customer Support Services. Customer support services totaled $419,356 for the year ended December 31, 2005, as compared to $378,767 for the year ended
December 31, 2004, an increase of approximately 11%. This increase is primarily attributable to the increase of personnel and systems required to deliver customer care services.

     Depreciation Expense. Depreciation expense totaled $933,557 for the year ended December 31, 2005, as compared to $742,636 for the year ended December 31,
2004. The increase is directly related to the increased purchases of capital equipment.

     Net Loss. We had a net loss of $947,205 for the year ended December 31,
2005 as compared to $699,664 for the year ended December 31, 2004. The increase is attributable to increases in depreciation and operating expenses out pacing revenue growth. Our management believes that net losses will continue as we make required additions to sales, engineering, administration, and our network in order to fuel expected revenue and subscriber growth.

     Net Cash Provided by Operating Activities. We generated positive cash flow from operations for the years ended December 31, 2005 and 2004. Specifically, net cash derived from operating activities totaled $479,285 for the year ended
December 31, 2005 as compared to $284,386 for the year ended December 31, 2004.
The increase was primarily due to an increase in the amount of deferred executive compensation and extended credit terms from trade payables.

     Net Cash Used in Investing Activities. Net cash used in investing activities totaled $1,378,027 for the year ended December 31, 2005 compared to
$1,023,398 for the year ended December 31, 2004. The cash was used for the purchase of network and customer premise equipment and related capitalized costs. The primary reason for the increased investment in 2005 was additional subscriber installations, increased network capacity and new market expansion.

                                       16

     Net Cash Provided by Financing Activities. Net cash provided by financing activities totaled $1,101,792 for the year ended December 31, 2005 as compared to $592,273 for the year ended December 31, 2004. The reason for this increase was that we raised additional equity and debt of 350,000 in 2006 versus 2005 in order to fund our operations.

NINE-MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE NINE-MONTHS ENDED SEPTEMBER
30, 2005.

     Revenues. During the nine months ended September 30, 2006, we had revenues of $4,732,678 as compared to revenues of $3,995,550 during the nine months ended
September 30, 2005, an increase of approximately 18%. This increase is primarily attributable to an increase in the number of subscribers on our network

     Operating Loss. Operating expenses, which consists of cost of revenues, customer support services, selling expense, depreciation and general and administrative costs, totaled $4,914,062 for the nine months ended September 30,
2006 as compared to $4,417,311 for the nine month period ended September 30,
2005. Operating loss was $181,384 for the nine months ended September 30, 2006 as compared to a loss of $421,761 for the nine months ended September 30, 2005.

     Cost of revenues. Cost of revenues, which consist of tower rental charges, bandwidth purchases, and related engineering costs and overhead (exclusive of depreciation) totaled $1,246,482 for the nine months ended September 30, 2006 compared with $1,080,937 in the prior fiscal period, resulting in gross margins
(before depreciation) of 73.6% and 72.9% respectively. The increased margin is a result of new subscribers coming on to the network utilizing existing fixed cost capacity.

     Selling, General, and Administrative Expenses. Selling, General, and
Administrative Expenses which consist of commissions, salaries, advertising, and overhead expenses, totaled $2,384,145 for the nine months ended September 30,
2006 as compared to $2,334,246 for the nine months ended September 30, 2005.
While we have been able to maintain our levels of overhead year over year, management believes that our expenses will increase in the future as additional staff is added to support sales growth initiatives.

     Customer support services. Customer support services totaled $406,643 for the nine months ended September 30, 2006, as compared to $315,219 for the nine months ended September 30, 2005, an increase of approximately 29%. This increase is primarily attributable to the increase of personnel and systems required to deliver customer care services as our subscriber base increases.

     Depreciation Expense. Depreciation expense totaled $876,792 for the year ended December 31, 2005, as compared to $686,908 for the year ended December 31,
2004. The increase is directly related to the increased purchases of capital equipment.

     Net Loss. We had a net loss of $236,898 for the nine months ended September
30, 2006 as compared to $578,982 for the nine months ended September 30, 2005.
The decrease in net loss is attributable to the increase in sales. Management believes that net losses will continue as we make required additions to sales, engineering, administration and our network in order to fuel expected revenue and subscriber growth.

     Net Cash Provided by Operating Activities. Net cash provided by operating activities totaled $703,016 for the nine months ended September 30, 2006 as compared to $576,364 for the nine months

                                       17

ended September 30, 2005. The year over year improvement was primarily due to improved operating results derived from increases in revenues.

     Net Cash Used in Investing Activities. Net cash used in investing activities was $734,560 for the nine months ended September 30, 2006 as compared to $994,575 for the nine months ended September 30, 2005. This decrease was the result of taking advantage of capital expended on the network's capacity and coverage areas in previous years. As a result, we spent less capital on our network of approximately $252,000 in the nine month period ended September 30,
2006 than in the previous period.

     Net Cash Provided By Financing Activities. Net cash provided by financing activities was $234,135 for the nine months ended September 30, 2006 as compared to $914,705 for the nine months ended September 30, 2005. As a result of the improved operating results, we required less funding from outside sources to meet our working capital needs.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2005, we had negative working capital of $2,323,230 which was due primarily to the short term nature of our debt. Approximately $1.7 million of our debt obligation is either on a demand basis or had maturities of less than one year.

     As of September 30, 2006, we had negative working capital position of
$2,247,855. As in previous periods, this negative position is primarily a result of approximately, $1.8 million of our debt obligations that is either on a demand basis or had maturities of less than one year. Nevertheless, management believes that Towerstream's current operating activities together with the money raised from the Private Placement in January 2007 will enable us to meet anticipated cash requirements for fiscal 2007.

     As of September 30, 2006 and December 31, 2005, we had cash and cash equivalents of $405,640 and $203,050, respectively. We have historically met our liquidity requirements from a variety of sources, including internally generated cash and short-term borrowings from both related parties and financial institutions.

     Loans From Related Parties. As of September 30, 2006, we owed a total of approximately $2,150,000 to five of our stockholders for past borrowings and services. On October 1, 2006 we repaid one loan in the amount of $250,000. The loans have been short term in nature and have varying interest rates, repayment terms, and conversion features into our Common Stock.

     During January 2007, our related party lenders sold approximately $1.7 million of debt to unrelated third-parties. The transferred notes which total
$1,691,636 bear interest at 10% payable monthly and, following the Merger were automatically converted into our Common Stock at $1.50 per share in accordance with the amended terms of the notes.

     One note to a related party in the amount of $250,000 not transferred bore interest at 10% per annum and, following the Merger, was converted into our
Common Stock at $1.43 per share, in accordance with its original terms of issuance.

     Private Placement. On January 12, 2007, our newly formed acquisition subsidiary merged with and into Towerstream. In connection with the Merger, all but 1,900,000 shares of our outstanding Common Stock were cancelled. Also, in connection with the Merger, we issued 15,000,000 shares of our Common Stock in exchange for all the outstanding common stock of Towerstream. As a result of these transactions, the former owners of Towerstream became the controlling stockholders of our company and we changed our name to "Towerstream
Corporation." Accordingly, the Merger is a reverse merger that has been accounted for as a recapitalization of Towerstream. Concurrent with the Merger, we sold

                                       18

5,110,056 shares of our Common Stock for gross proceeds of $11,497,625 (at $2.25 per share) through the Private Placement. In addition, these investors received five-year warrants to purchase 2,555,028 shares of our Common Stock at an exercise price of $4.50 per share.

     In connection with the Private Placement, we incurred placement agent fees totaling approximately $446,400, and issued five-year warrants to purchase
140,917 shares of our Common Stock at an exercise price of $4.50 per share to the placement agents. In addition, we incurred other professional fees and expenses totaling approximately $522,300 in connection with the Merger.

     Senior Debenture. In conjunction with the Merger, we sold $3,500,000 of senior convertible debentures (the "Debentures"). The Debentures require quarterly interest-only payments of 8% per annum and mature on December 31,
2009. The Debentures are convertible into shares of our Common Stock at a conversion price of $2.75 per share subject to certain limitations as defined and to certain registration rights. In addition, holders of the Debentures received five-year warrants to purchase 636,364 shares of our Common Stock at an exercise price of $4.00 per share and five-years warrants to purchase 636,364 shares of our Common Stock at an exercise price of $6.00 per share.

     In connection with the issuance of the Debentures, we incurred placement agent fees totaling approximately $140,000, and issued five-year warrants to purchase 63,634 shares of our Common Stock with an estimated fair value of
$34,750 to the placement agent at an exercise price of $4.50 per share.

     The above financing activities produced net proceeds of $14,411,237 which will be used to significantly expand our sales and marketing efforts as well as the expansion into new markets.

CHARACTERISTICS OF OUR REVENUE AND EXPENSES

     We are a fixed wireless broadband provider. We generate our revenue through the provision of high speed internet access to business customers in several major U.S. markets including: Boston, Chicago, Los Angeles, New York City,
Providence, and San Francisco. We seek to enter service agreements with customers for contracted terms of 1, 2 or 3 years. We bill for our service monthly in advance. Payments received in advance of services performed are recorded as deferred revenue.

     Cost of revenue primarily consists of all expenses that are directly attributable to providing our service and include the costs associated with bandwidth purchases and tower and rooftop rents. Fluctuations in our gross margin may occur due to the addition of network capacity to either existing points of presence or adding additional coverage through the addition of new locations or opening of new markets.

     Sales and marketing expenses primarily consist of the salaries, benefits, travel and other costs of our sales and marketing teams, as well as marketing initiatives and business development expenses. General and administrative expenses primarily consist of the costs attributable to the support of our operations, such as: costs related to information systems, salaries, expenses and office space costs for executive management, inside sales, technical support, financial accounting, purchasing, administrative and human resources personnel, insurance, recruiting fees, legal, accounting and other professional services.

CRITICAL ACCOUNTING ESTIMATES AND POLICIES

     Our financial statements are prepared in conformity with Generally Accepted
Accounting Principles in the United States of America, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management's most difficult,

                                       19

subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. In preparing the financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

     Accounts Receivable. We carry our accounts receivable at cost less an allowance for doubtful accounts. The allowance for bad debts reflects management's best estimate of probable losses inherent in the accounts receivable balance. Periodically, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on the history of past write-offs, collections, and current credit conditions. The allowance for uncollectible accounts at December 31, 2005 was $45,000 and bad debt expense for
2005 and 2004 was approximately $114,000 and $15,000, respectively.

     Property and Equipment. Property and equipment are stated at cost. The costs associated with the construction of the network and subscriber installations are capitalized. Costs include equipment, installation costs and materials. Depreciation is computed by the straight-line method over the following estimated useful lives:

                                     Years
                                     -----
Furniture, fixtures and equipment    5-7
Computer equipment                   5
Systems software                     3
Network and base station equipment   5-7
Customer premise equipment           5-7

     Expenditures for maintenance and repairs, which do not generally extend the useful life of the assets, are charged to operations as incurred. Gains or losses on disposal of property and equipment are reflected in the statement of operations in the period of the disposal.

     Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                       20

     Advertising Costs. We charge advertising costs to expense as incurred.
Advertising costs for the years ended December 31, 2005 and 2004 were approximately $240,000 and $180,000, respectively.

     Long-Lived Assets. Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate their carrying value may not be recoverable.
When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset's carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards
("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived
Assets". If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value.

     Revenue Recognition. Revenues are recognized at the time access to our internet services is made available to our customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Our revenue arrangements with multiple deliverables under Emerging Issues Task Force
Issue ("EITF") No. 00-21 are deemed to be immaterial.

     Stock-Based Compensation. We account for stock-based compensation under the intrinsic value method in accordance with the provisions of APB Opinion No. 25,
"Accounting for Stock Issued to Employees" and related interpretations. Under
APB Opinion No. 25, compensation expense is based upon the difference, if any, generally on the date of grant, between the fair value of our stock and the exercise price of the option. In December 2002, the Financial Accounting
Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based
Compensation - Transition and Disclosure," SFAS No. 148, which amends SFAS No.
123, requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to financial statements. We record our stock-based compensation under the
Accounting Principles Board (APB) No. 25 and have elected the disclosure-only alternative under SFAS No. 123.

     Convertible Notes Payable. We account for conversion options embedded in convertible notes in accordance with Statement of Financial Accounting Standard
("SFAS) No. 133 "Accounting for Derivative Instruments and Hedging Activities"
("SFAS 133") and EITF 00-19 "Accounting for Derivative Financial Instruments
Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19").
SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes are deemed to be conventional as that term is described in the implementation guidance provided in paragraph 61(k) of Appendix A to SFAS 133 and further clarified in EITF 05-2

                                       21

"The Meaning of Conventional Convertible Debt Instrument" in Issue No. 00-19.
SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument. We account for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF
00-19 "Accounting for Derivative Financial Investments indexed to, and potentially settled in, a Company's own stock " ("EITF 00-19") and in accordance with the provisions of Emerging Issues Task Force Issue ("EITF") 98-5
"Accounting for Convertible Securities with Beneficial Conversion Features,"
("EITF 98-5"), EITF 00-27 "Application of EITF 98-5 to Certain Convertible
Instruments." Accordingly, we record, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying Common Stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

     Income taxes. Until closing of the Merger, we had made an election to be taxed under the provisions of Subchapter S of the Internal Revenue Code whereby the individual stockholders will report their share of our net income on their personal tax returns. Accordingly, the accompanying financial statements contain no provisions for federal and state income taxes.

RECENT ACCOUNTING PRONOUNCEMENTS

     In September 2005, the FASB ratified the following consensus reached in
EITF Issue 05-8: a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of
Financial Accounting Standards SFAS No. 109. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27 (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

     In June 2005, the EITF reached consensus on Issue No. 05-6 ("EITF 05-6").
EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on the Company's financial position, results of operations or cash flows.

     In June 2005, the FASB ratified EITF Issue No. 05-2, "The Meaning of
'Conventional Convertible Debt Instrument' in EITF No. 00-19, 'Accounting for
Derivative Financial Instruments Indexed to, and Potentially Settled in, a
Company's Own Stock" ("EITF No. 05-2"), which addresses when a convertible debt instrument should be considered 'conventional' for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF
No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument's economic characteristics are more similar to debt than equity.
EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material impact on the Company's financial position, results of operations or cash flows.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
Correction." This Statement replaces APB Opinion No. 20, Accounting Changes, and
FASB Statement No. 3, Reporting Accounting Changes in Interim Financial
Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. The statements apply to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in the fiscal years beginning after December 15, 2005. Management does not believe this pronouncement will have a material impact on the Company's financial position or results of operations.

     In March 2006, the FASB issued Statement of Financial Accounting Standard
156 "Accounting for Servicing of Financial Assets"("SFAS 156"), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beging of the first fiscal year that begins after September 15, 2006. early adoption is permitted. The adoption of
SFAS 156 is not expected to have material effect on the Company's consolidated financial position, results of operations or cash flows.

     In Spetember 2006, the FASB issued SFAS No. 157, "accounting for Fair Value
Measurements: ("SFAS 157"). SFAS 157 defines fair value, and establishes a framework for measuring fair value in generally accepted accounting principals and expands disclosure about fair value measurements. SFAS 157 is effective for the Company for Fiscal Periods subsequent to November 15, 2007. The Company does not expect the new standard to have a material impact on the Company's financial position, results of operations or cash flows.

     In September 2006, the staff of the SEC issued Staff Accounting Bulletin
No. 108 ("SAB 108) which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 was effective for year 2006.
Adoption of SAB did not have a material impact on the Company's consolidate financial position, results of operations or cash flows.

                                       22

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The primary objective of our investment activities is to preserve principal. Our funds are currently held in checking accounts and money market funds which do not subject us to risk of a loss of principal due to changes in prevailing interest rates. We intend to maintain our excess cash funds in a portfolio of cash and cash equivalents that may include investments in a variety of investment-grade securities, such as commercial paper, money market funds, government and non-government debt securities and certificates of deposit with maturities of less than thirteen months. Some of these securities may be subject to market risk due to changes in prevailing interest rates, which may cause fluctuations in market value.

     The fair value of our cash and short-term investment portfolio at September
30, 2006, approximated its carrying value due to the short-term maturities of these investments. The potential decrease in fair value resulting from a hypothetical 10% increase in interest rates at year-end for our investment portfolio is not material.

                                  RISK FACTORS

     Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form
8-K, before purchasing shares of our Common Stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors in our Common Stock could lose all or part of their investment.

RISKS RELATING TO OUR BUSINESS

WE ARE AN EARLY STAGE COMPANY. WE HAVE A HISTORY OF OPERATING LOSSES AND WE
EXPECT TO CONTINUE TO REALIZE SIGNIFICANT NET LOSSES FOR THE FORESEEABLE FUTURE.

     We were formed in 1999. We have recorded a net loss in each year of our operations. Our net loss in 2004 was approximately $700,000, and our net loss in
2005 was approximately $950,000. We expect a net loss for 2006. As of December
31, 2005, our accumulated deficit was $7,401,469. As we are an early stage company, we cannot anticipate with certainty what our earnings, if any, will be in any future period. We expect to incur significant net losses as we expand our sales force, develop our network, expand our markets, and pursue our business strategy. In addition, we are subject to the following additional risks:

     o    Our results of operations may fluctuate significantly, which may adversely affect the value of an investment in our Common Stock;

                                       23

     o    We may be unable to build-out our network, expand our services, meet the objectives we have established for our business strategy or grow our business profitably, or at all;

     o    We have not yet completed a full cycle of subscriber contract termination and renewal, and because of our limited operating history, it may be difficult to accurately predict our customer "churn" and long-term subscriber losses and other important performance metrics;
          and

     o    Our network and related technologies may fail, the quality and number of services we are able to provide may decline, we may have inadequate spectrum capacity, wireless broadband services may not become widely accepted, WiMax may not become widely adopted, and we may suffer losses if any of the foregoing risks materialize or our network fails to operate for an extended period of time.

     If we are unable to execute our business strategy and grow our business, either as a result of the risks identified in this section or for any other reason, our business, prospects, financial condition and results of operations will be adversely affected.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS, PROSPECTS, FINANCIAL
CONDITION AND RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

     The proceeds of the Private Placement provided some, but not all, of the capital we believe is necessary to implement our long-term business strategy.
Accordingly, we will need to obtain significant additional financing in the event that our plans require significant expenditures not presently contemplated, such as for capital expenditures, for FCC spectrum auction bids, or to cover operating expenses from expanded services or to service future indebtedness. For example, we may determine that additional frequencies may be required to be competitive or we may expand into new markets or services.

     We may not be able to secure such financing when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the Private Placement offering price or the market price at the time of such issuance. We may seek additional debt financing, and may be forced to incur significant interest expense. We also may decide to sell additional debt or equity securities in our subsidiaries, which may be dilutive to existing stockholders' ownership interests in or reduce or eliminate our income, if any, from those operations. If we cannot secure sufficient funding we may be forced to forego strategic opportunities or delay, scale back or eliminate network deployments, operations, spectrum acquisitions and investments.

SOME OF OUR COMPETITORS ARE BETTER ESTABLISHED AND HAVE RESOURCES SIGNIFICANTLY
GREATER THAN WE HAVE, WHICH MAY MAKE IT DIFFICULT TO ATTRACT AND RETAIN
SUBSCRIBERS.

     The market for broadband services is highly competitive, and we compete with several other companies within a single market including large well-established phone companies like AT&T and Verizon and cable companies. Many of our competitors are better established or have greater financial resources than we have. Our competitors include:

     o    Cable operators offering high-speed Internet connectivity services and voice communications;

     o    Incumbent and competitive local exchange carriers providing DSL services over existing wide, metropolitan, and local area networks;

                                       24

     o    3G cellular, PCS and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;

     o    Internet service providers offering dial-up Internet connectivity;

     o    Municipalities and other entities operating free or subsidized networks;

     o    Providers of VoIP telephone services;

     o    Wireless Internet service providers using licensed or unlicensed spectrum;

     o    Satellite and fixed wireless service providers offering or developing broadband Internet connectivity and VoIP telephone;

     o    Electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and

     o    Resellers providing wireless Internet service by "piggy-backing" on
          DSL or networks operated by others.

     Moreover, we expect other existing and prospective competitors, particularly if our services are successful, to adopt technologies or business plans similar to ours, or seek other means to develop a product competitive with our services. Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition, and greater financial, technical, marketing, and human resources than we have. These competitors can often subsidize competing services with revenues from other sources, such as advertising, and thus may offer their products and services at lower prices than ours. These or other competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise alter our services correspondingly, which would make it more difficult to attract and retain subscribers.

INDEBTEDNESS COULD LIMIT OUR FINANCING OPTIONS AND LIQUIDITY POSITION AND MAY
LIMIT OUR ABILITY TO GROW OUR BUSINESS.

     Our present indebtedness and any indebtedness incurred in the future could have important consequences to the holders of our Common Stock, such as:

     o    We may not be able to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us or at all;

     o    We may be unable to refinance our indebtedness on terms acceptable to us or at all;

     o    Indebtedness could make us more vulnerable to economic downturns and limits our ability to withstand competitive pressures; and

     o    Cash flows from operations may be insufficient to operate our business and service any indebtedness now owed or incurred in the future.

                                       25

OUR OBLIGATIONS TO THE HOLDER OF THE SENIOR DEBENTURES IS SECURED BY ALL OF OUR
ASSETS, SO IF WE DEFAULT ON THOSE OBLIGATIONS, THE SENIOR DEBENTURES HOLDER CAN
FORECLOSE ON OUR ASSETS.

     The holders of the Senior Debentures have a security interest in all of our assets and those of our subsidiaries. As a result, if we default under our obligations to the Senior Debenture holder, the Senior Debenture holder can foreclose its security interest and liquidate some or all of these assets, which would harm our business, financial condition and results of operations.

WE MAY EXPERIENCE DIFFICULTIES IN CONSTRUCTING, UPGRADING AND MAINTAINING OUR
NETWORK, WHICH COULD ADVERSELY AFFECT CUSTOMER SATISFACTION, INCREASE SUBSCRIBER
TURNOVER AND REDUCE OUR REVENUES.

     Our success depends on developing and providing products and services that give subscribers high quality Internet connectivity, including satisfying their
VoIP expectations. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services.
Consequently, we may be required to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures, or unforeseen costs during implementation, the quality of our products and services could decline.

     We may experience quality deficiencies, cost overruns and delays in implementing our network improvements and expansion, in maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. Our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing projects. In addition, we typically are required to obtain rights from land, building and tower owners to install our antennae and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

     We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and VoIP telephone at expected levels of quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover or churn, increase our costs, decrease our revenues and otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

IF WE DO NOT OBTAIN AND MAINTAIN RIGHTS TO USE LICENSED SPECTRUM IN ONE OR MORE
MARKETS, WE MAY BE UNABLE TO OPERATE IN THESE MARKETS WHICH COULD ADVERSELY
AFFECT OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY.

     Since we plan to provide our services using unlicensed and licensed spectrum, we depend on our ability to secure and maintain sufficient rights to use licensed spectrum by obtaining licenses or long-term leases in each of the markets in which we operate or intend to operate. Obtaining licensed spectrum can be a long and difficult process that can be costly and require a disproportionate amount of our management resources, and may require us to incur significant indebtedness or secure additional capital. We may not be successful in our efforts to secure financing and may not be deemed a qualified bidder due to our small size or our creditworthiness, or be able to acquire, lease, or maintain the spectrum necessary to execute our strategy.

                                       26

     Licensed spectrum, whether owned or leased, poses additional risks, including:

     o    Inability to satisfy build-out or service deployment requirements upon which spectrum licenses or leases are, or may be, conditioned;

     o    Increases in spectrum acquisition costs or complexity;

     o    Competitive bids, pre-bid qualifications, and post-bid requirements for spectrum acquisitions, in which we may not be successful leading to, among other things, increased competition;

     o    Adverse changes to regulations governing spectrum rights;

     o    The  risk  that  spectrum  we have  acquired  or  leased  will  not be commercially usable or free of damaging  interference from licensed or unlicensed operators in our or adjacent bands;

     o    Contractual  disputes with, or the bankruptcy or other  reorganization of, the license holders, which could adversely affect control over the spectrum subject to such licenses;

     o    Failure of the FCC or other  regulators to renew spectrum  licenses as they expire; and

     o    Invalidation of authorization  to use all or a significant  portion of our spectrum.

     We also expect the FCC to sell, via auction, a significant amount of spectrum in the 700 Megahertz (or MHz) and 2.110 to 2.155 GHz bands during 2008.
We further expect the FCC to make additional spectrum available from time to time. Additionally, other companies hold spectrum rights that could be made available for lease or sale. The availability of additional spectrum in the marketplace could change the market value of spectrum rights generally and, as a result, may adversely affect the value of our spectrum.

UNLICENSED SPECTRUM IS SUBJECT TO INTENSE COMPETITION AND SLOWDOWNS DUE TO
MULTIPLE SIMULTANEOUS USERS.

     Unlicensed or "free" spectrum is available to many users and may suffer bandwidth limitations, interference, and slowdowns in the event of multiple simultaneous users in an area that exceeds the capacity to handle traffic requests. The availability of unlicensed spectrum is not limited nor do others require permits or licenses to utilize the same unlicensed spectrum that we may utilize in areas in which we believe unlicensed spectrum may be incorporated into our service offerings. Unlicensed spectrum users may seek to compete with our business and services and may have a cost advantage over other companies, such as Towerstream, that utilize licensed spectrum in their business.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE
MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD.
ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY
COULD HARM OUR BUSINESS AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON
STOCK.

     Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover, areas of our internal control that need improvement.

                                       27

INTERRUPTION OR FAILURE OF OUR INFORMATION TECHNOLOGY AND COMMUNICATIONS SYSTEMS
COULD IMPAIR OUR ABILITY TO PROVIDE OUR SERVICES, WHICH COULD DAMAGE OUR
REPUTATION AND HARM OUR OPERATING RESULTS.

     We have experienced service interruptions in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

     Our services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our prospects could be damaged, if people believe our network is unreliable. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, and other attempts to harm our systems, and similar causes. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers or equipment could result in lengthy interruptions in our service and adversely affect our business, prospects, financial condition and results of operations

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH.

     If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings (such as in emerging WiMAX standards and mobile WiMax operations) and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce, and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause backlogs and administrative inefficiencies.

WE MAY BE UNABLE TO ATTAIN PROFITABILITY BY INCREASING NET SALES, EXPANDING THE
RANGE OF OUR SERVICES OR ENTERING NEW MARKETS.

     There can be no assurance that we will be able to attain or maintain profitability and/or expand the sales of our business. Various factors, including demand for our network, systems, and services, and our ability to expand the range of our product and service offerings and to successfully enter new markets (such as mobile WiMAX) may affect our ability to maintain or increase the net sales of our business or any subsequently acquired businesses.
Many of these factors are beyond our control. In addition, in order to effectively manage growth, we must expand and improve our operational, financial and other internal systems and attract, train, motivate and retain qualified employees. Expenditures related to our growth and acquisitions may negatively affect our operating results, and we may not realize any incremental profitability from our growth and acquisition efforts.

THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUING CONTRIBUTIONS OF OUR KEY
PERSONNEL.

     We rely heavily on the services of Philip Urso, our Chairman, Jeffrey M.
Thompson, our Chief Executive Officer and President, and George E. Kilguss, III,
our Chief Financial Officer. Loss of the services of any of these individuals could adversely impact our operations. In addition, we rely on our technical personnel for reliability of our networks and systems. We believe our future success will depend upon our ability or retain these key employees and our ability to attract and retain other skilled engineering, technical, managerial, and sales personnel, including outsourced personnel. We cannot

                                       28

guarantee that any employee will remain employed with us for any definite period of time and the loss of our personnel could have a material adverse effect on our business and results of operations. Currently, our executives are not bound by employment contracts or agreements and we do not maintain any policies of
"key man" insurance on our executives.

IF WE ARE UNABLE TO ATTRACT, TRAIN AND RETAIN HIGHLY QUALIFIED PERSONNEL, THE
QUALITY OF OUR SERVICES MAY DECLINE AND WE MAY NOT SUCCESSFULLY EXECUTE OUR
GROWTH STRATEGIES.

     Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced technical employees.
Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers' requirements.
While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel. We expect competition for such personnel to increase as the markets for wireless and broadband services expand. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to secure and complete customer engagements and could harm our business.

ANY ACQUISITIONS WE MAKE COULD RESULT IN DIFFICULTIES IN SUCCESSFULLY MANAGING
OUR BUSINESS AND CONSEQUENTLY HARM OUR FINANCIAL CONDITION.

     We may seek to expand by acquiring competing businesses in our current or other geographic markets, including as a means to acquire spectrum. We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, acquisitions involve a number of other risks, including:

     o    failure of the acquired businesses to achieve expected results;

     o    diversion of management's attention and resources to acquisitions;

     o    failure to retain key customers or personnel of the acquired businesses;

     o    disappointing quality or functionality of acquired equipment and people: and

     o    risks associated with unanticipated events, liabilities or contingencies.

     Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

OUR INABILITY TO OBTAIN CAPITAL, USE INTERNALLY GENERATED CASH OR DEBT, OR USE
SHARES OF OUR COMMON STOCK TO FINANCE FUTURE ACQUISITIONS COULD IMPAIR THE
GROWTH AND EXPANSION OF OUR BUSINESS.

     Reliance on internally generated cash or debt to finance our operations or complete acquisitions could substantially limit our operational and financial flexibility. The extent to which we will be able or

                                       29

willing to use shares of our Common Stock to consummate acquisitions will depend on our market value, which will vary, and liquidity, which is presently limited, and the willingness of potential sellers to accept our Common Stock as full or partial payment. Using shares of our Common Stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use our Common Stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or additional equity financings. No assurance can be given that we will be able to obtain the necessary capital to finance any acquisitions or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to internal purposes. In addition to requiring funding for acquisitions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to: (i) obtain additional capital on acceptable terms; (ii) use internally generated cash or debt to complete acquisitions because it significantly limits our operational or financial flexibility; or (iii) use shares of our Common Stock to make future acquisitions may hinder our ability to actively pursue our acquisition program.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD REDUCE THE
VALUE OF OUR SERVICES AND OUR BRAND.

     Our ability to compete effectively depends on our ability to protect our proprietary technologies, network designs, and processes. We may not be able to safeguard and maintain our proprietary rights. We rely on trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections.

WE COULD BE SUBJECT TO CLAIMS THAT WE HAVE INFRINGED ON THE PROPRIETARY RIGHTS
OF OTHERS, WHICH CLAIMS WOULD LIKELY BE COSTLY TO DEFEND, COULD REQUIRE US TO
PAY DAMAGES AND COULD LIMIT OUR ABILITY TO USE NECESSARY TECHNOLOGIES IN THE
FUTURE.

     Patent technologies or processes that are substantially equivalent or superior to our processes or products and services, or products or services of our vendors used in our business, could result in claims that our services and products infringe on these patents or proprietary rights of others. Defending against infringement claims, even meritless claims, is time consuming, distracting, and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party's rights and be required to pay substantial royalties and damages, and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture, or sale of our products or services and could cause us to establish reserves that would impact our profitability, and expend significant resources to develop or acquire non-infringing intellectual property.

WE RELY ON A LIMITED NUMBER OF THIRD PARTY SUPPLIERS THAT PRODUCE OUR NETWORK
EQUIPMENT AND TO INSTALL AND MAINTAIN OUR NETWORK SITES. IF THESE COMPANIES FAIL
TO PERFORM OR EXPERIENCE DELAYS, SHORTAGES, OR INCREASED DEMAND FOR THEIR
PRODUCTS OR SERVICES, WE MAY FACE SHORTAGE OF COMPONENTS, INCREASED COSTS, AND
MAY BE REQUIRED TO SUSPEND OUR NETWORK DEPLOYMENT AND OUR PRODUCT AND SERVICE
INTRODUCTION.

     We depend on a limited number of third party suppliers to produce and deliver products required for our networks. We also depend on a limited number of third parties to install and maintain our network facilities. We do not maintain any long term supply contracts with these manufacturers. If a manufacturer or other provider does not satisfy our requirements, or if we lose a manufacturer or any other significant provider, we may have insufficient network equipment for delivery to subscribers and for installation or maintenance of our infrastructure, and we may be forced to suspend the deployment of our wireless broadband network and enrollment of new subscribers, which would have an adverse effect on our business, prospects, financial condition and operating results.

                                       30

IF OUR DATA SECURITY MEASURES ARE BREACHED, SUBSCRIBERS MAY PERCEIVE OUR NETWORK
AND SERVICES AS NOT SECURE.

     Network security and the authentication of the subscriber's credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers' Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

RISKS RELATING TO OUR INDUSTRY

THE INDUSTRY IN WHICH WE OPERATE IS CONTINUALLY EVOLVING, WHICH MAKES IT
DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND INCREASES THE RISK OF AN
INVESTMENT IN US. OUR SERVICES MAY BECOME OBSOLETE, AND WE MAY NOT BE ABLE TO
DEVELOP COMPETITIVE PRODUCTS OR SERVICES ON A TIMELY BASIS OR AT ALL.

     The broadband and wireless services industries are characterized by rapid technological change, competitive pricing, frequent new service introductions, and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

     o    Competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;

     o    Competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;

     o    Uncertain consumer acceptance;

     o    Realizing economies of scale;

     o    Responding successfully to advances in competing technologies in a timely and cost-effective manner;

     o    Migration toward standards-based technology, requiring substantial capital expenditures; and

     o    Existing, proposed or undeveloped technologies that may render our wireless broadband and VoIP telephone services less profitable or obsolete.

     As the services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband and VoIP telephone services.

                                       31

WE ARE SUBJECT TO EXTENSIVE REGULATION.

     Our acquisition, lease, maintenance, and use of spectrum licenses are extensively regulated by federal, state and local governmental entities. A number of other federal, state and local privacy, security, and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services.
Regulation of companies that offer competing services, such as cable and DSL providers and telecommunications carriers, also affects our business.

     In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage subscribers' use of our network, thereby limiting our ability to prevent or address subscribers' excessive bandwidth demands. To maintain the quality of our network and user experience, we may manage the bandwidth used by our subscribers' applications, in part by restricting the types of applications that may be used over our network. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

     The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

     Wireless broadband and VoIP telephone services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to VoIP telephone service providers and the impact of such regulations on providers' competitive position are presently unknown and could be detrimental to our business and prospects.

OUR BUSINESS MODEL MAY HAVE TOO SHORT OF A TRACK RECORD FOR INVESTORS TO FAIRLY
EVALUATE US.

     There is no track record for companies pursuing our strategy. Many fixed wireless companies that have sought to develop markets in which we operate by pursuing alternative business strategies or strategies similar to ours have failed and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue which would have a material adverse affect on our business and results of operations.

THERE ARE FEW BARRIERS TO ENTRY TO SPECTRUM LEASING, CREATING THE POTENTIAL FOR
INCREASED COMPETITION.

     Other entities hold similar FCC licenses and have access to the same or similar spectrum as we do and may seek to operate in the same markets as we do.
These entities may be able to offer lower prices than we do or may have more spectrum available or client acquisition success than we do, limiting the growth of our business and creating significant competition. As such, there may be limited barriers to entry for fixed wireless services and our business strategy may be hurt by increasing competition.

                                       32

RISKS RELATING TO THE COMMON STOCK

OUR COMMON STOCK PRICE MAY BE VOLATILE.

     The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

     o    Technological innovations or new products and services by us or our competitors;

     o    Additions or departures of key personnel;

     o    Sales of our Common Stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement and Senior Debentures);

     o    Expiration of lock-up agreements;

     o    Our ability to execute our business plan;

     o    Operating results that fall below expectations;

     o    Disruptions of operations;

     o    Changes in government regulations or regulatory approvals;

     o    Announcements regarding WiMAX and other technical standards;

     o    Loss of any strategic relationship;

     o    Industry developments;

     o    Economic and other external factors; and

     o    Period-to-period fluctuations in our financial results.

     In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

     The stock market in general, and the market for shares of technology companies in particular, has experienced wide price and volume fluctuations.
Future fluctuations should be expected and could be unrelated or disproportionate to our operating performance. In addition, in the past, following periods of volatility in the trading price of a company's securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and divert our attention and resources and adversely affect the trading price of our Common Stock.

WE HAVE NEVER PAID CASH DIVIDENDS ON OUR COMMON STOCK AND DO NOT ANTICIPATE
DOING SO IN THE FORESEEABLE FUTURE.

     We do not anticipate any dividends will be paid on our Common Stock. The payment of dividends on our Common Stock depends on earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our
Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

                                       33

MANAGEMENT MEMBERS ARE OUR LARGEST STOCKHOLDERS. AS A RESULT, MANAGEMENT CAN
EXERT SIGNIFICANT CONTROL OVER OUR BUSINESS AND AFFAIRS AND HAS ACTUAL OR
POTENTIAL INTERESTS THAT MAY DEPART FROM THOSE OF INVESTORS.

     Philip Urso, Jeffrey M. Thompson, Howard L. Haronian, and George E.
Kilguss, III, and certain of their relatives, own in the aggregate approximately
9,214,427 shares of our Common Stock, or approximately 61%. These figures do not reflect the increased percentages that they may have in the event that they exercise any of the options or warrants that may hold or in the future be granted, or upon exercise of any convertible debt securities held, or if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of other stockholders. As a result, in addition to their positions with us, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

     o    elect or defeat the election of our directors;

     o    amend or prevent amendment of our Certificate of Incorporation or
          By-laws;

     o    effect or prevent a merger, sale of assets or other corporate transaction; and

     o    control the outcome of any other matter submitted to the shareholders for vote.

     Such person's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

AS A RESULT OF THE MERGER, WE HAVE BECOME SUBJECT TO THE REPORTING REQUIREMENTS
OF FEDERAL SECURITIES LAWS, WHICH CAN BE EXPENSIVE.

     As a result of the Merger, we have become a public reporting company and, accordingly, subject to the information and reporting requirements of the
Exchange Act and other federal securities laws, including compliance with the
Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained privately held and did not consummate the Merger.

     We also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

BECAUSE WE BECAME PUBLIC BY MEANS OF A REVERSE MERGER, WE MAY NOT BE ABLE TO
ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

     There may be risks associated with us becoming public through a "reverse merger". Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

                                       34

FAILURE TO CAUSE A REGISTRATION STATEMENT TO BECOME EFFECTIVE IN A TIMELY MANNER
COULD MATERIALLY ADVERSELY AFFECT US.

     We have agreed, at our expense, to prepare a registration statement covering the shares of Common Stock sold in the Private Placement and underlying the warrants issued in connection with the Private Placement and all Common
Stock underlying the Senior Debenture and underlying the warrants issued in connection with the Senior Debenture. In addition, shares of Common Stock that were issued upon conversion of our outstanding convertible notes at the time of the Merger have piggy-back registration rights in such registration. Our obligation includes to use our best efforts to file a registration statement with the SEC within 70 days of the Initial Closing of the Private Placement and to use our best efforts to have the registration statement declared effective by the SEC within 130 days of filing with the SEC under the terms of the Senior
Debenture. The terms of the registration rights agreement for the Units includes our obligation to use our best efforts to file a registration statement with the
SEC within 60 days of the later of the final Closing on the sale of Units or the
Termination Date, and to have such registration statement declared effective within 60 days of filing. The Company expects to file a single registration statement to satisfy all of its obligations to register any shares of Common
Stock. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect our company and require us to pay penalties to the holders of those shares.

THERE IS CURRENTLY NO LIQUID TRADING MARKET FOR OUR COMMON STOCK AND WE CANNOT
ENSURE THAT ONE WILL EVER DEVELOP OR BE SUSTAINED.

     There is currently no liquid trading market for our Common Stock. We cannot predict how liquid the market for our Common Stock might become. Our Common
Stock is currently approved for quotation on the OTC Bulletin Board trading. We anticipate listing our Common Stock for trading on the OTC Bulletin Board and, as soon as practicable thereafter, on either the American Stock Exchange, The
NASDAQ Capital Market or a national or other securities exchange, assuming that we can satisfy the initial listing standards for such. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC
Bulletin Board, the trading price of our Common Stock could suffer, the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

OUR COMMON STOCK MAY BE DEEMED A "PENNY STOCK", WHICH WOULD MAKE IT MORE
DIFFICULT FOR OUR INVESTORS TO SELL THEIR SHARES.

     Our Common Stock may be subject to the "penny stock" rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to non-NASDAQ companies whose Common Stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers"
complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

                                       35

     Furthermore, for companies whose securities are quoted on the OTC Bulletin
Board, it is more difficult to obtain accurate quotations, to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and to obtain needed capital.

SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE
OF OUR COMMON STOCK TO DECLINE.

     If our stockholders sell substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options, warrants, or convertible debt, the market price of our Common Stock could fall.
These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of Common Stock issued to our officers, directors and principal stockholders in the Merger are subject to a lock-up agreement prohibiting sales of such shares for up to 12 months following the
Merger, subject to certain exceptions to permit contributions to charitable organizations and privately negotiated transactions. In addition, the shares of
Common Stock included within the Units sold in the Private Placement and upon conversion of the Senior Debentures and related warrants and other shares subject to piggy-back registration rights will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares;
and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL
CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY.

     Iit may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the
Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are traded or listed on an exchange, or with SEC rules, requirements and practices applicable to a publicly traded company. We may need to recruit, hire train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley
Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

PUBLIC COMPANY COMPLIANCE MAY MAKE IT MORE DIFFICULT TO ATTRACT AND RETAIN
OFFICERS AND DIRECTORS.

     The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

PERSONS ASSOCIATED WITH SECURITIES OFFERINGS, INCLUDING CONSULTANTS, MAY BE
DEEMED TO BE BROKER DEALERS.

     If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies.

                                       36

THERE IS NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK. OUR COMMON STOCK PRICE MAY
BE VOLATILE AND YOU MAY BE UNABLE TO SELL YOUR SHARES AT OR ABOVE THE OFFERING
PRICE.

     There previously has been no established public trading market for our
Common Stock. The lack of any trading market may impair your ability to sell your shares at the time you wish to sell them or at a price you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration. We cannot assure you that an active public market for our Common Stock will develop or be sustained after the Private Placement.

OUR BOARD OF DIRECTORS MAY AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR
STOCK THAT MAY CAUSE DILUTION.

     Our charter authorizes our board of directors, without stockholder approval, to:

     o    Authorize the issuance of additional preferred stock in connection with future equity offerings, acquisitions of securities or other assets of companies; and

     o    Classify or reclassify any unissued preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares, including the issuance of shares of preferred stock that have preference rights over the Common Stock with respect to dividends, liquidation, voting and other matters or shares of Common Stock having special voting rights.

     The issuance of additional shares of our stock could be substantially dilutive to your shares and may negatively affect the market price of our Common
Stock.

DELAWARE LAW AND OUR CHARTER CONTAIN PROVISIONS THAT COULD DISCOURAGE OR PREVENT
A POTENTIAL TAKEOVER, EVEN IF SUCH TRANSACTION WOULD BE BENEFICIAL TO OUR
STOCKHOLDERS.

     Provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of us or for our stockholders to remove existing management, and may discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the number of shares of Common Stock beneficially owned on January 12, 2007, immediately following consummation of the Merger, by: (i) each director, (ii) each named executive officer, and (iii) each stockholder known to us to beneficially own more than 5%
of our Common Stock, and (iii) all directors and executive officers as a group.
Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to such shares of Common Stock beneficially owned by them. Except for Paul Pedersen, none of the following persons served in any capacity with the registrant as of the end of the registrant's last fiscal year.

     Except as otherwise set forth below, the address of each of the persons listed below is 55 Hammarlund Way, Middletown, Rhode Island 02842.

                                       37

             NAME AND ADDRESS OF                     NUMBER OF SHARES      SHARES BENEFICIALLY
              BENEFICIAL OWNER                    BENEFICIALLY OWNED (1)       OWNED (1)(2)
-----------------------------------------------   ----------------------   -------------------

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Jeffrey M. Thompson,                                    2,528,350(3)               9.7%
Chief Executive Officer, President and Director
Philip Urso,                                            4,162,728(4)              15.9%
Chairman of the Board of Directors
George E. Kilguss, III,                                 1,107,219(5)               4.2%
Chief Financial Officer
Arthur Giftakis,                                           94,604(6)                 *
Vice President of Engineering and Operations
Howard L. Haronian,                                     1,758,375(7)               6.7%
Director
Paul Koehler,                                                   0                    0%
Director
William Bush,                                                   0                    0%
Director
Paul Pedersen (8)                                               0                    0%
All current officers, directors and planned
   directors as a group (7 persons)                     9,651,275                 37.0%

----------
*    Represents less than 1%

(1)  Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of Common Stock exercisable within 60 days.

(2)  Based on 23,468,889 shares of Common Stock issued and outstanding and
     2,645,062 of options outstanding under the 2007 plan.

(3)  Includes presently exercisable warrants to purchase 175,193 shares of
     Common Stock at an exercise price of $1.14 per share, presently exercisable options to purchase 175,193 of Common Stock at an exercise price of $1.43 per share, and presently exercisable options to purchase 280,309 at an exercise price of $0.78.

(4)  Includes 350,386 shares of Common Stock owned by Mr. Urso's minor children, presently exercisable warrants to purchase 175,193 shares of Common Stock at an exercise price if $1.14 per share and present exercisable options to purchase 175,193 shares of Common Stock at an exercise price $1.43 per share.

(5)  Includes presently exercisable options to purchase 175,193 shares of Common
     Stock at an exercise price of $1.43 per share.

(6)  Represents presently exercisable options to purchase 94,604 shares of
     Common Stock at an exercise price $1.43 per share.

(7)  Represents presently exercisable options to purchase 35,039 shares of
     Common Stock at an exercise price of $1.43 per share.

                                       38

(7)  Represents shares of Common Stock held as joint tenants with Mr. Horonian's spouse.

(8)  Paul Pedersen resigned as the sole director and executive officer of our company and our subsidiaries effective upon consummation of the Merger. Mr.
     Pedersen's business address is 1881 Brunswick Street, Suite 311, Halifax,
     Nova Scotia B3J-3L8.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the members of our
Board of Directors and our executive officers. All of our current officers and directors were appointed on January 12, 2007, the closing date of the Merger.
All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board of directors.

NAME                     AGE   POSITION
----------------------   ---   -----------------------------------------------
Jeffrey M. Thompson      42    Chief Executive Officer, President and Director
Philip Urso              48    Chairman of the Board of Directors
George E. Kilguss, III   45    Chief Financial Officer
Arthur Giftakis          40    Vice President of Engineering and Options
Howard Haronian          45    Director
Paul Koehler             47    Director
Bill Bush                41    Director

BIOGRAPHIES

     JEFFREY M. THOMPSON, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr.
Thompson co-founded Towerstream in 2000, has served as a director since inception and served as Towerstream's Chief Operating Officer from inception until November 2005. In November 2005, Mr. Thompson was promoted from Chief
Operating Officer to President and Chief Executive Officer. In 1995, Mr.
Thompson founded EdgeNet Inc., a privately held internet service provider, and was Vice President of Operations of EdgeNet Inc. through 1999. EdgeNet Inc. was sold in 1997 to Citadel Broadcasting. Mr. Thompson holds a B.S. from the
University of Massachusetts.

     PHILIP URSO, CHAIRMAN OF THE BOARD. Mr. Urso co-founded Towerstream in
October 1999 with Jeffrey M. Thompson and served as its Chief Executive Officer until July 2005. Prior to that, Mr. Urso was President of eFortress, an Internet service provider and division of Citadel Communications. At the time, Citadel
Communications was a publicly held, national radio station group with over 100 stations. Mr. Urso, with Mr. Thompson, founded eFortress in 1995 and sold it to
Citadel Communications in 1997. From 1983 until 1997, Mr. Urso owned and operated a group of radio stations. In addition, Mr. Urso co-founded the regional cell-tower company, MCF Communications.

     GEORGE E. KILGUSS, III, CHIEF FINANCIAL OFFICER. Mr. Kilguss joined
Towerstream as Chief Financial Officer in January 2004 and manages all finance and accounting activities of the business. From September 1998 until October
2000, Mr. Kilguss served as Chief Financial Officer of Stratos Global
Corporation, a publicly traded company on the Toronto Stock Exchange. He was also an Executive Vice President of the company and served on Stratos' Board of
Directors from April 1999 to October 2000. From October 1997 until September
1998, Mr. Kilguss served as Executive Vice President of Corporate Development and from January 1977 until October 1977 as Vice President of Corporate
Development. Prior to joining Stratos, Mr. Kilguss spent twelve years in the investment and commercial banking industries primarily with Bank of Boston and
Fleet Associates, Inc., Fleet Financial Group's in-

                                       39

house investment banking unit. He has significant experience in the areas of mergers, acquisitions, and capital markets. Mr. Kilguss holds a Bachelors of
Science degree in Economics & Finance from the University of Hartford and a
Masters of Business Administration from the University of Chicago.

     ARTHUR G. GIFTAKIS, VICE-PRESIDENT OF ENGINEERING AND OPERATIONS. Mr.
Giftakis joined Towerstream in 2003 as manager of engineering. He was promoted to Vice President of Engineering and Operations in 2004. Prior to joining
Towerstream, Mr. Giftakis was at Sockeye Networks, a BGP optimization company that was acquired by Internap. Mr. Giftakis held various solution architect positions at Navisite and Digital Broadband Communications after spending 10 years with Bell Atlantic, now known as Verizon.

     HOWARD L. HARONIAN, MD, DIRECTOR. Mr. Haronian was a founding board member of Towerstream in 2000. Dr. Haronian is an interventional cardiologist and has been President of Cardiology Specialists, Ltd. of RI since 1994. Mr. Haronian completed the Yale Management Program for Physicians at the Yale School of
Management in 1999. He has been on the clinical faculty of the Yale School of
Medicine since 1994, serving on numerous PHO and Yale Network committees as well as Director of the Cardiac Catheterization program of an affiliated hospital since 2003. Mr. Haronian is a cousin of our Chairman, Philip Urso.

     PAUL KOEHLER, DIRECTOR. Mr. Koehler was appointed to the Board of Directors on January 12, 2007 to fill a vacancy. Mr. Koehler has served as Vice President of Business Development of Pacific Ethanol, Inc. (NasdaqGM: PEIX) since June
2005. Mr. Koehler has over twenty years of experience in the electricity industry, having focused during the past five years on acquiring and developing wind power projects for PPM Energy, Inc., a subsidiary of Scottish Power. Prior to joining PPM, Mr. Koehler was President and founder of Kinergy, a consulting firm focused on renewable energy and risk management. In addition, Mr. Koehler was a co-founder of ReEnergy, one of the companies acquired by Pacific Ethanol.
During the 1990s, Mr. Koehler worked for Portland General Electric and Enron in marketing and origination of long term transactions, risk management, and energy trading. Paul has a B.A. from the Honors College at the University of Oregon.

     WILLIAM BUSH, DIRECTOR. Mr. Bush was appointed to our Board of Directors on
January 12, 2007 to fill a vacancy. Mr. Bush has been an executive officer of
Handheld Entertainment, Inc. (NASDAQ: ZVUE) since January 2006 and became its
Chief Financial Officer on June 26, 2006. Mr. Bush has over 15 years of experience in accounting, financial support and business development. From 2002 to 2005, Mr. Bush was the Chief Financial Officer and Secretary for
International Microcomputer Software, Inc. (OTCBB:IMSI.OB), a developer and distributor of precision design software, content and on-line services. Prior to that he was a Director of Business Development and Corporate Controller for
Buzzsaw.com. Mr. Bush was one of the founding members of Buzzsaw.com, a privately held company spun off from Autodesk, Inc. in 1999, focusing on online collaboration, printing and procurement applications. From 1997 to 1999, Mr.
Bush worked as Corporate Controller at Autodesk, Inc. (NASDAQ:ADSK), the fourth largest software applications company in the world. Prior to that, Mr. Bush worked for seven years in public accounting, first with Ernst & Young, and later with Price Waterhouse in Munich, Germany. He received a B.S. in Business
Administration from U.C. Berkeley and is a Certified Public Accountant.

BOARD COMMITTEES

     AUDIT COMMITTEE. We established an audit committee of the board of directors, currently comprised of Messrs. Bush, Haronian and Koehler, each of whom is an independent director. Mr. Bush is a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B and serves as Chairman of the audit committee. The audit committee's duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and

                                       40

auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     COMPENSATION COMMITTEE. We established a compensation committee of the board of directors, currently comprised of Messrs. Haronian and Bush. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our stock option plans and recommends and approves grants of stock options under such plans.

     NOMINATING COMMITTEE. We established a nominating committee of the board of directors, currently comprised of Messrs. Haronian and Koehler. The nominating committee considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the board and board committees, coordinates evaluation of board performance and reviews board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the board. In this capacity it concerns itself with the composition of the board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other board members, management and search companies.

CODE OF ETHICS

     We adopted a Code of Business Conduct and Ethics on January 12, 2007. The
Code of Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-B, constitutes our code of ethics for senior financial officers. The Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with the law and other matters. A copy of the Code of Ethics is attached hereto as Exhibit 14.1. A printed copy of the Code of Ethics may also be obtained free of charge by writing to the Corporate Secretary at Towerstream Corporation, 55 Hammerlund
Way, Middletown, Rhode Island 02842.

                                       41

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the dollar value of all cash and non-cash compensation earned by or awarded to the name executive officers during the years shown. Except for Paul Pedersen, none of the following persons served in any capacity with the registrant as of the end of the registrant's last fiscal year.

Summary Compensation Table

                                                                  Non-Equity   Nonqualified
                                                                   Incentive     Deferred        All
                                                 Stock   Option      Plan      Compensation      Other
  Name and Principal            Salary   Bonus  Awards   Awards  Compensation    Earnings    Compensation  Total ($)
       Position          Year     ($)     ($)   ($)(1)   ($)(1)       ($)          ($)            ($)
-----------------------  ----  -------  ------  ------  -------  ------------  ------------  ------------  ---------

Jeffrey M. Thompson,     2006  171,000  30,000                                       10,000                  211,000
Chief Executive Officer
                         2005  177,000                  110,191                                              287,191

George Kilguss, III,
Chief Financial Officer  2006  135,000                                               45,000                  180,000

                         2005   55,000                  110,191                     125,000                  290,191

Arthur Giftakis,
VP of Engineering and    2006  120,000                                                                       120,000
Operations
                         2005  114,313                   21,514                                              135,827

Paul Pedersen (2)        2006                                                                                      0

                         2005                                                                                      0

(1)  The dollar value of stock awards and option awards are calculated in accordance with Statement of Financial Account Standard ("SFAS") 123R,
     Share Based Payments. Our policy and assumptions made in the valuation of share based payments are contained in Note 2 our financial statements attached hereto as Exhibit 99.1.

(2)  Paul Pedersen resigned as the sole director and executive officer of our company and our subsidiaries effective upon consummation of the Merger.

Outstanding Equity Awards at Fiscal Year-End

     The following table summarize the total outstanding equity awards as of
December 31, 2006, for each named executive officer, including stock options and restricted stock awards.

                                       42

                                           Option Awards
                       ------------------------------------------------------
                        Number of      Number of
                        Securities    Securities
                        Underlying     Underlying
                       Options (#)    Options (#)    Option       Option
NAME                   Exercisable   Unexercisable    Price   Expiration Date
-------------------    -----------   -------------   ------   ---------------
Jeffrey M. Thompson      280,309           --         $0.78       4/29/2015
                         175,193           --         $1.43       2/28/2013

George Kilguss           175,193           --         $1.43       4/26/2015

Arthur Giftakis           11,679       23,360(1)      $1.43       8/29/2015
                          59,566           --         $1.43      11/17/2013

Paul Pedersen (2)             --           --

(1)  11,680 will vest on each of August 29, 2007 and August 29, 2008.

(2)  Paul Pedersen resigned as the sole director and executive officer of our company and our subsidiaries effective upon consummation of the Merger.

Stock Incentive Plan

          The following is a summary of the material provisions of the
Towerstream Corporation 2007 Equity Compensation Plan (the "2007 Plan"), which was approved by our stockholders on January 12, 2007. The summary is qualified in its entirety by reference to the 2007 Plan itself, which is attached hereto as Exhibit 4.1.

          Purpose of the 2007 Plan. The 2007 Plan provides a means for our
Company to award specific equity-based benefits to officers and other employees, consultants and directors, of our Company and our related companies and to encourage them to exercise their best efforts to enhance the growth of our
Company and our related companies.

          Eligibility. Employees and consultants of our Company and our related companies and non-employee directors of our Company may receive awards under the
2007 Plan. Only our employees or employees of our subsidiary companies, however, may receive incentive stock options ("ISOs") under the 2007 Plan.

          Awards to be Offered. The 2007 Plan provides for the granting of:

     o    ISOs and nonqualified stock options ("NQSOs") to purchase shares;

     o    stock appreciation rights representing the right to receive an amount measured by the appreciation in share value;

     o    stock subject to time-based and/or performance-based vesting
          (restricted stock);

     o    restricted stock Units representing the right to receive an amount measured by the value of a share of stock, subject to time-based and/or performance-based vesting;

     o    stock awarded as a bonus (bonus stock); and

     o    dividend equivalent rights.

          Shares Subject to the Plan. The total number of shares of Common Stock that can be delivered under the 2007 Plan is 2,645,062, as of January 12, 2007, the date of the Merger, 554,938 shares remained available for issuance pursuant to the Plan.

                                       43

          If any award that requires the participant to exercise the award for shares to be delivered terminates without having been exercised in full, if any shares subject to an award are forfeited, if any shares are withheld for the payment of taxes with respect to an award, or if any award payable in cash or shares is paid in cash rather than in shares, the unexercised portion of the award, the forfeited shares, the withheld shares, or the portion that was paid in cash will continue to be available for future awards. However, if an option, stock appreciation right, Performance Stock, PSU or Bonus Stock is cancelled or forfeited, the shares subject to such awards will continue to be counted against the maximum number of shares specified above for which options, stock appreciation rights, Performance Stock, PSUs or Bonus Stock may be granted to an employee in any calendar year.

          In addition, the aggregate fair market value, determined at the time the option is granted, of shares with respect to which ISOs are exercisable for the first time by any participant during any calendar year, under the 2007 Plan and under any other ISO plan of our Company or a related company, may not exceed
$100,000.

          Administration, Amendment and Duration of 2007 Plan. The 2007 Plan
will be administered by the Compensation Committee of the board of directors
(the "Committee"), except that the Company's chief executive officer may grant a limited number of options to participants other than to himself, other executive officers who are "covered employees" under Section 162(m) of the Internal
Revenue Code of 1986, as amended (the "Code"), directors and consultants. Except as noted in the previous sentence, the Committee selects the participants who will receive awards, determine the type of award to be granted and determines the terms and conditions of the award.

Terms and Conditions.

     Stock Options. The 2007 Plan permits the Committee to grant options that qualify as ISOs under the Code and NQSOs that do not so qualify. Only employees of the Company or a subsidiary may receive ISOs. The Committee also determines the exercise price of each option. The exercise price of an option, however, may not be less than 100% of the fair market value of the underlying shares on the date of grant (110% in the case of an ISO granted to a greater-than-10%
shareholder). The exercise price of any option may not be less than the par value of the underlying share(s).

     The Committee will fix the term of each option, but no term may exceed 10 years from the date of grant (five years in the case of an ISO granted to a greater-than-10% shareholder). The Committee will determine at what time or times each option may be exercised and any conditions that must be met before an option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     The exercise price of an option granted under the 2007 Plan may be paid: 1)
in full in cash (or its equivalent); 2) by shares of stock which the participant already owns; 3) by shares of stock newly acquired on exercise of the option; 4)
by delivery of an irrevocable undertaking by a broker to deliver promptly to our
Company sufficient funds to pay the exercise price; or 5) by any combination of the foregoing.

          Stock Appreciation Rights. The Committee may grant stock appreciation rights that entitle the participant to receive upon exercise an amount (in shares, cash, or a combination of both) measured by the increase since the date of grant in the value of the shares covered by the right. The Committee may accelerate the date(s) on which stock appreciation rights may be exercised.

          Restricted Stock. The Committee may grant shares of restricted stock
(for any or no consideration), subject to any restrictions the Committee may determine. Except with respect to restricted stock whose restrictions lapse upon the attainment of performance goals under Section 162(m) of the

                                       44

Code, the Committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the participant will have voting and dividend rights on the shares. Any participant who makes an election under Section 83(b) of the Code with respect to restricted stock, regarding the immediate recognition of income, must provide us with a copy of the election within 10 days of filing the election with the Internal
Revenue Service.

          The Committee may provide that restricted stock vests only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria from the following list: sales, revenues, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, sales growth, revenue, net revenue growth, capacity utilization, customer penetration, increase in customer base, net income growth, expense control and/or hiring of personnel. The criteria may apply to the individual, a division, the Company or a subsidiary of the Company.

          Restricted Stock Unit. The Committee may grant restricted stock Units subject to any restrictions the Committee may determine. A restricted stock Unit entitles a participant to receive (with respect to a vested restricted stock
Unit) one share of our stock, the cash value thereof, or a combination of both.
Restricted stock Units are credited to a bookkeeping account in the participant's name.

     Although a participant will not have voting or dividend rights with respect to his or her restricted stock Units, a participant will have dividend equivalent rights on his or her restricted stock Units. On each date that the
Company pays a cash dividend to holders of shares, an additional number of restricted stock Units equal to the total number of restricted stock Units credited to the participant's bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the fair market value of a share on such date will be credited to the participant's account.
Restricted stock Units attributable to such dividend equivalent rights will accumulate and vest at the same time as the restricted stock Units to which they relate vest.

     The Committee may provide that restricted stock Units vest only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria from the above list for restricted stock.

     Bonus Stock. The Committee may grant awards entitling a participant to receive shares without payment therefor as a bonus for services provided to our
Company or a related company. Bonus stock is fully vested on the date of grant.

     Dividend Equivalent Rights. The Committee may grant a separate award entitling a participant to receive dividend equivalent rights. Such dividend equivalent rights shall accumulate and be paid shortly after they vest. Once vested, they shall be paid at the same time corresponding cash dividends are paid to shareholders.

     Treatment of Awards upon Termination of Service. If a participant's service terminates for any reason (including death or disability), all options and stock appreciation rights then held by the participant that were not exercisable immediately before the termination of service will terminate on that date, except as otherwise stated in the participant's award agreement. Any remaining options and stock appreciation rights will remain exercisable for one year from the date of termination of service by reason of death or disability, three months from the date of termination of service for any other reason, or for a shorter or longer period as stated in the participant's award agreement.
Notwithstanding the post-termination

                                       45

exercise periods described above, no option or stock appreciation right may be exercised beyond its original term.

     Except as otherwise stated in a participant's award agreement, if a participant holds shares of restricted stock and terminates service for any reason, including death or disability, before the lapse of the restrictions, the participant will forfeit the shares to us. Except as otherwise stated in a participant's award agreement, restricted stock Units and dividend equivalent rights (granted with respect to such Units or granted on a stand-alone basis) to which a participant has not become entitled will terminate irrevocably upon the participant's termination of service for any reason, including death or disability.

     Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit a participant to transfer NQSOs and Stock Appreciation
Rights.

     Adjustments in Shares; Corporate Transactions. If a stock dividend, stock split, reverse split, spin-off, or similar change in capitalization occurs, the
Committee will make appropriate adjustments to the maximum number and type of shares that may be subject to awards and delivered under the 2007 Plan, the kind and aggregate number of shares to outstanding awards, the exercise price of outstanding options, and the amount over which appreciation of an outstanding stock appreciation right is measured.

     If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, each outstanding award will be assumed by the surviving or successor entity, except that the Committee may elect to terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if the Committee determines that doing so is in our Company's best interests. If so, the
Committee or the will give each participant holding an option and stock appreciation right not less than seven days' notice before the termination to exercise any such option or stock appreciation right that is to be so terminated, to the extent it is then exercisable, before the termination.
Further, in the event of a corporate transaction, the Committee in its discretion, may:

     o    accelerate the date on which options, stock appreciation rights and restricted stock Units (other than PSUs) vest; and/or

     o    remove restrictions from outstanding shares of restricted stock (other than Performance Stock).

The Committee may also change the terms of any outstanding award to reflect the corporate transaction, subject to certain limitations. Finally, the Committee or the board of directors may, in lieu of the actions described above, arrange to have the surviving or acquiring entity grant the participant a replacement award that, in the judgment of the Committee, is substantially equivalent to the replaced award

     Compensation of Directors

     The following table sets forth the dollar value of all cash and non-cash compensation earned by or awarded to the directors of the Company during 2006.
Except for Paul Pedersen, none of the following person served in any capacity with the registrant as of the end of registrant's last fiscal year.

                                       46

                       Fee                                        Nonqualified
                     Earned                        Non-Equity       Deferred          All
                     or Paid    Stock   Option   Incentive Plan   Compensation       Other
                     in Cash   Awards   Awards    Compensation      Earnings     Compensation
Name                   ($)     ($)(1)   ($)(1)         ($)             ($)            ($)       Total ($)
------------------  --------   ------   ------   --------------   ------------   ------------   ---------

Philip Urso           24,000                                                                      24,000
Howard L. Haronian         0            25,299                                                    25,299
Paul Koehler               0                                                                           0
William Bush               0                                                                           0
Paul Pedersen (2)          0                                                                           0

(1)  The dollar value of stock awards and option awards are calculated in accordance with Statement of Financial Account Standard ("SFAS") 123R,
     Share Based Payments. The Company's policy and assumptions made in the valuation of share based payments are contained in Note 2 to the
     Company's financial statements attached hereto as Exhibit 99.1.

(2)  Paul Pedersen resigned as the sole director and sole officer of our company and our subsidiaries upon the consummation of the Merger.

Narrative to Director Compensation Table

     Pursuant to the Plan, each non-employee director shall be entitled to receive ten-year options to purchase (i) 10,000 shares of our Common Stock at an exercise price equal to the fair market value of our Common Stock on the date of grant upon such non-employee director's initial election or appointment to the board of directors and annually thereafter, plus 2,500 addition shares of Common
Stock for committee or board chairpersons, (ii) $25,000 per annum in cash, plus
$1,000 per meeting attended in person or by telephone, and (iii) $500 per committee meeting.

     On October 24, 2006, Mr. Howard L. Haronian received a one time grant of an option to purchase 35,039 shares of our Common Stock at an exercise price of
$1.43 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain related parties to Towerstream prior to the consummation of the
Merger entered into certain financing agreements with Towerstream. On January 4,
2007, prior to the Merger, Philip Urso, Towerstream's chairman, Natale Urso,
Philip Urso's father, George E. Kilguss, III, Towerstream's chief financial officer, and Howard L. Haronian, a director of Towerstream and a cousin of
Philip Urso, collectively transferred an aggregate of $1,616,753 in outstanding promissory notes (the "Notes") to a group of unaffiliated third parties (the
"Note Purchasers") in an arms-length transaction for cash. In connection with the Note transfers, Towerstream agreed to certain modifications to the Notes and agreed that Towerstream will cause such Notes, as modified, to be adopted as obligations of the Company upon effectiveness of the Merger, and the Company assumed such obligations on January 12, 2007. The Notes: have a maturity date of
January 4, 2008; (ii) accrue interest at the rate of 10% per annum; and (iii)
became automatically convertible into shares of Common Stock of the Company immediately following the Merger at a conversion price of $1.50 per share. Each of the transferred Notes has the same conversion features and terms as described above. In addition, an additional Note in the principal amount of $250,000 was outstanding with a right to be converted at $1.43 per share upon the effectiveness of the Merger. On November 2, 2006, Towerstream issued a
Non-Negotiable Promissory Note in the principal amount of $250,000 due six months following the issuance date (the "Note") in connection with certain bridge financing arrangements. On January 4, 2007, Towerstream amended and restated the Note, agreed to cause the Note to be adopted as an obligation of the Company upon the effectiveness of the Merger,

                                       47

and agreed such note may be convertible into shares of common stock of the
Company immediately following the Merger at a conversion price of $1.60 per share. All of the foregoing Notes, as amended, automatically converted into shares of Common Stock pursuant to their terms upon the effectiveness of the
Merger. As a result of such conversions, the Company issued 1,458,993 shares of
Common Stock following consummation of the Merger.

     The prior transactions in which the Notes were issued are summarized below:

     On August 2, 2002, we borrowed $250,000 from Natale and Elizabeth Urso and issued a Non-Negotiable Subordinated Promissory Note in the original principal amount of $250,000. Interest on the unpaid principal balance of the note accrued at the rate of 10% per year and the note is payable 60 days following demand at any time following the 180th day after the date of issuance.

     On April 1, 2003, we borrowed $253,000 from Mr. Urso. and issued a
Promissory Note, dated April 1, 2003, in the original principal amount of
$253,000. The outstanding balance under note, together with the outstanding balance under a Promissory note, dated November 30, 2004, in the original principal amount of $100,000, and deferred compensation in the amounts of
$111,959.24 for 2004 and $76,659.15 for 2005 owed to Mr. Urso, was consolidated under a single new Promissory Note, dated August 1, 2005, in the original principal amount of $360,564.04. The new note accrued interest on the unpaid outstanding balance thereunder at the rate of 5% per year and is due on August
1, 2008. The holder could convert up to 50% of he outstanding unpaid balance under the note into shares of our Common Stock at a conversion price of $1.00 per share.

     On November 6, 2003, we entered into a Loan and Security Agreement with
Sovereign Bank which provided for a $36,639.00 term loan from Sovereign to
Towerstream. The loan has a term of four years, is payable in equal monthly installments and is secured by an Unlimited Guaranty of payment by Mr. Urso.

     On September 7, 2004, we borrowed from George E. Kilguss, III, our Chief
Financial Officer, $150,000 and issued him a Convertible Promissory Note dated
November 7, 2004. The note accrued interest at 10% per year, was convertible into shares of our Common Stock at a conversion price of $.80 per share and was due on November 7, 2007.

     On November 10, 2005, we borrowed $250,000 from Howard Haronian, one of our directors, and issued Mr. Haronian a Promissory Note, dated November 10, 2005, in the original principal amount of $250,000. The note accrued interest at the rate of 10% per year, was convertible into shares of Towerstream Common Stock at a conversion price of $1.00 per share and was due on November 10, 2006.

     On December 7, 2005, we borrowed $250,000 from Mr. Urso and issued Mr. Urso a Promissory Note, dated December 7, 2005, in the original principal amount of
$250,000. The note accrued interest on the unpaid balance thereunder at the rate of 10% per year, was convertible into shares of Towerstream Common Stock at a conversion price of $1.00 per share and was due on December 7, 2006.

     On January 13, 2006 and July 12, 2006 we borrowed $250,000 and $50,000, respectively, from Mr. Urso and issued two Demand Promissory Notes, dated
January 13, 2006 and July 12, 2006, to Mr. Urso in the original principal amounts of $250,000 and $50,000, respectively. The notes accrued interest at the rate of 10% per year and were payable 60 days following demand by the holder.

     On October 1, 2006, we borrowed $125,000, from Mr. Urso and issued a
Secured Demand Promissory Note. The note accrued interest at the rate of 10% per year, was payable 60 days following demand by the holder and was secured by all of our the assets.

                                       48

     On October 1, 2006, we borrowed $150,000, from Mr. Haronian and issued Mr.
Haronian a Secured Demand Promissory Note. The note accrued interest at the rate of 10% per year, was payable 60 days following demand by the holder and was secured by all of our assets.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     Reference is made to the disclosure set forth under Item 2.01 and Item 3.02 of this Current Report on Form 8-K which disclosure is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

     In connection with the Merger, as of January 18, 2007, we accepted subscriptions for a total of $11,497,625 of Units, each Unit consisting of (i)
50,000 shares of our Common Stock and (ii) a detachable warrant to purchase
25,000 shares of our Common Stock at an exercise price of $4.50 per share, which expire on the fifth anniversary of the date on which the warrants are issued, at a purchase price of $112,500 per Unit, from accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated December 21, 2006, as supplemented (the "Memorandum").

     In addition to the sale of the Units, we also accepted subscriptions for
$3,500,000 of Debentures offered pursuant to the Memorandum.

     The Private Placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act. The Common Stock and warrants were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the
Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. In connection with the Private Placement, we paid a cash fee in an amount of 7% of the gross proceeds from the offering to certain placement agents and issued placement agent warrants to purchase a number of shares equal to up to 5% of the aggregate number of shares of the Company's common stock sold to investors introduced by the placement agents.

                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 70,000,000 shares of Common Stock and
5,000,000 shares of preferred stock. Immediately following the Merger and the closing of the Private Placement we issued an additional 5,110,056 shares of
Common Stock. Following the Merger and other transactions described herein our capitalization was substantially as follows:

Shares Outstanding:                                         Common Stock
                                                            ------------
Issued to Towerstream Common Stockholders                    15,000,000
Current Offering purchasers Common Stock (at $12,002,500)     5,110,056
Issued upon conversion of Convertible Promissory Notes        1,458,833
Stockholders of public company                                1,900,000
                                                            ------------
Total                                                        23,468,889

                                       49

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share. The
Company's Certificate of Incorporation does not provide for cumulative voting.
The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

PREFERRED STOCK

     The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

SENIOR DEBENTURE

     On January 16, 2007, the Company entered into a Securities Purchase
Agreement and related agreements, and on January 18, 2007 issued the 8% Senior
Convertible Debentures (the "Senior Debentures") and the Senior Debenture Holder
Warrants (as defined below) and entered into the Registration Rights Agreement, with the purchasers of $3,500,000 of the Senior Debentures. The Senior
Debentures have a maturity date of December 31, 2009 (the "Maturity Date") and are convertible, at each holder's option, into shares of the Company's Common
Stock at a conversion price equal to $2.75 per share.

     The Senior Debentures provide that the Company shall pay interest on the aggregate unconverted and then outstanding principal amount of the Senior
Debentures at the rate of 8% per annum, payable quarterly in arrears on January
1, April 1, July 1 and October 1, beginning on January 1, 2008. So long as a resale registration statement is in effect with respect to the shares of common stock underlying the Senior Debenture, interest thereunder can be paid in either cash or Common Stock, at the Company's discretion. If interest payments are made in shares of Common Stock, the shares shall be valued at 90% of the ten (10) day volume weighted average price of the Common Stock prior to the interest payment date. In the event that there is an effective registration statement on file with the SEC with respect to the Common Stock underlying the Senior Debenture and the closing bid price for the ten (10) trading days prior to an interest payment date is $3.44 or greater, the interest payment for that period will be waived. If there is an effective registration statement on file with the SEC with respect to the Common Stock underlying the Senior Debenture and the ten day volume weighted average price of the Company's Common Stock exceeds $5.50 for ten (10) consecutive trading days, the Company can require the holders to convert the Senior Debentures upon ten (10) days prior written notice. Any unconverted amount of the Senior Debentures shall be subject to full ratchet anti-dilution protection with respect to the conversion price through the earlier of (i) Maturity Date or (ii) full conversion of the Senior Debentures.

     The Senior Debenture shall be senior indebtedness of the Company, and the
Company generally may not pledge or grant a lien on any of its assets without the holders' consent. In addition, for one year following issuance of the Senior
Debentures, the Company has granted the holders of the Senior Debentures a right of first refusal to participate in any equity or equity-linked financing conducted by the

                                       50

Company (other than traditional bank financing). The amount of this right shall be pro rata, with the each Senior Debenture holder's portion equal to a fraction the numerator of which shall be $3,500,000 and the denominator of which shall be the sum of $3,500,000 and $11,497,625, the aggregate purchase price for the
Units sold pursuant to the Private Placement.

     In connection with the Senior Debentures, the Company issued a five-year warrant to purchase 1,272,727 shares of Common Stock, 50% of such shares being exercisable at $4.00 per share and 50% of such shares being exercisable at $6.00 per share (the "Senior Debenture Holder Warrant"). In the event that any adjustment is made in the conversion price of the Senior Debentures at any time prior to the Maturity Date or the full conversion of the Senior Debentures, the exercise price of the Senior Debenture Holder Warrants will be adjusted to a price that is equal to 145% (for the $4.00 warrants) of the adjusted conversion price, and 218% (for the $6.00 warrants) of the adjusted conversion price, respectively.

     The Company agreed to file a registration statement with the SEC covering the resale of the shares of Common Stock underlying the Senior Debentures and the Senior Debenture Holder Warrants within 70 days after the original issuance of the Senior Debentures and Senior Debenture Holder Warrants. The Company will cause such registration statement to be declared effective by the SEC within 130 days after the original issuance of the Senior Debentures. If the registration statement is either (i) not filed with the SEC within 70 days after the original issuance date or (ii) not declared effective by the SEC within 170 days after the original issuance date, the Company shall be subject to liquidated damage payments of 1% of the Senior Debenture purchase price, or $35,000, per month of delinquency with a maximum amount of damages of 6% of the Senior Debentures purchase price, or $210,000.

     The Company paid a placement agent fee in connection with the Senior
Debentures in the amount of $140,000 and issued a warrant to purchase 63,636 shares of Common Stock.

     The terms of the Senior Debenture may be amended only with the approval of the Company and not less than a majority of the outstanding principal amount of the Debentures.

     The foregoing description of the Senior Debenture and related agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Securities Purchase Agreement, Senior
Debenture, Senior Debenture Holder Warrant, and Registration Rights Agreement
which are annexed as exhibits hereto.

WARRANTS

     We issued five year warrants to purchase 2,555,028 shares of our Common
Stock at an exercise price of $4.50 per share to investors in the Private
Placement discussed under Item 3.02. We issued warrants to purchase 1,272,727 shares of our Common Stock to the purchasers at the Senior Debentures, 50% of which are exercisable at $4.00 per share and 50% at $6.00 per share. We also have outstanding warrants to purchase 796,078 shares of our Common Stock at exercise prices ranging from $0.71 to $2.14.

REGISTRATION RIGHTS

     We agreed to file a "resale" registration statement with the SEC covering all shares of Common Stock sold in the Private Placement and underlying the warrants issued in the Private Placement, as well as all Common Stock underlying the Senior Debenture.

     We will maintain the effectiveness of the "resale" registration statement from the effective date until the earlier of (i) 18 months after the date of the closing of the Private Placement or (ii) the date on which all securities registered under the registration statement (a) have been sold, or (b) are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the Units, subject to our right to suspend or defer the use of the registration statement in certain events.

                                       51

MARKET STAND-OFF

     The Registration Rights Agreements contain a "market standoff" provision pursuant to which in the context of an underwritten public offering in an amount of at least $20,000,000, investors in the Private Placement and the Senior
Debentures agree not to offer, sell, pledge or otherwise transfer or dispose of their securities of the Company for a period not to exceed the earlier of (i)
180 days following the date of a final prospectus relating to such public offering or (ii) the one year anniversary of the closing of the Private
Placement, provided certain conditions, as described in the Registration Rights
Agreements, are satisfied.

     The description of registration rights and market standoff rights is qualified in its entirety by reference to the Form of Unit Registration Rights
Agreement, the Form of Registration Rights Agreement Addendum and the Form of
Senior Debenture Registration Rights Agreement attached hereto as Exhibits 10.2,
10.6 and 10.11 respectively.

LOCK-UP AGREEMENTS

     All shares of common stock held by the Company's executive officers, directors and principal (greater than 10%) stockholders, are subject to two separate lock-up agreements containing such terms substantially as described herein, with such modifications as may be determined by the Company and the
Senior Debenture Holders or placement agents, as applicable. The lock-up agreements provide in general, that such persons may not sell or transfer any of their shares for a period of one year following the Initial Closing without the consent of the four placement agents that have participated in the offering of the Units with the exception of contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal
Revenue Code, or in privately negotiated transactions, in each case, provided the transferees agree, in writing, to be bound to the terms of the lock-up agreements for the balance of the lock-up period.

     In addition, pursuant to the lock up agreement to be entered with the holders of the Company's Senior Debentures, without the agreement of the
Required Percentage of Debenture holders (75% of the principal amount outstanding) all shares of common stock held by the Company's executive officers, directors and principal (greater than 10%) stockholders will be subject to lock-up agreements that will provide that such persons may not sell or transfer any of their shares for a period of 30 days following the effectiveness of a registration statement as required under the Senior Debenture
Registration Rights Agreement to be entered at the Initial Closing upon the issuance of the Senior Debenture.

MARKET PRICE AND DIVIDENDS

     Towerstream is, and has always been, a privately held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Towerstream. Towerstream has never declared or paid any cash dividends on its capital stock. In addition, there has never been any active trading market for the Company's Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of
Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable

                                       52

cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses
(including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

     Our Certificate of Incorporation and By-Laws provide that we shall indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

     Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

     We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ANTI-TAKEOVER EFFECT OF DELAWARE LAW, CERTAIN BY-LAW PROVISIONS

     Certain provisions of our By-Laws are intended to strengthen the Board of
Directors' position in the event of a hostile takeover attempt. These provisions have the following effects:

     o    they provide that only business brought before an annual meeting by the board of directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

     o    they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

     We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a
"business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an
"interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

TRADING INFORMATION

     Our Common Stock is currently approved for quotation on the OTC Bulletin
Board maintained by the National Association of Securities Dealers, Inc. under the symbol "UGIR.OB," but is not trading. We intend to notify the OTC Bulletin
Board as soon as practicable of our name change and to obtain a new symbol.

     The transfer agent for our Common Stock is Pacific Stock Transfer Company,
500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

                                       53

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

     Reference is made to the disclosure set forth under Item 2.01 of this
Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICERS.

     Paul Pedersen, our sole director and sole executive officer, resigned as of
January 12, 2007, immediately prior to the closing of the Merger. Pursuant to the terms of the Merger Agreement, the new directors and officers of the Company are as set forth therein. Reference is made to the disclosure set forth under
Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.06. CHANGE IN SHELL COMPANY STATUS

     As a result of the Merger, the Company would not be considered to be a
"shell company."

ITEM 7.01. REGULATION FD DISCLOSURE

     Under the terms of the Securities Purchase Agreement dated January 16, 2007 for the Senior Debentures, the Company represented to the purchasers as follows:

          "EXCEPT WITH RESPECT TO THE MATERIAL TERMS AND CONDITIONS OF THE
     TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, THE COMPANY
     CONFIRMS THAT NEITHER IT NOR ANY OTHER PERSON ACTING ON ITS BEHALF HAS
     PROVIDED ANY OF THE PURCHASERS OR THEIR AGENTS OR COUNSEL WITH ANY
     INFORMATION THAT IT BELIEVES CONSTITUTES OR MIGHT CONSTITUTE MATERIAL,
     NONPUBLIC INFORMATION. THE COMPANY UNDERSTANDS AND CONFIRMS THAT THE
     PURCHASERS WILL RELY ON THE FOREGOING REPRESENTATION IN EFFECTING
     TRANSACTIONS IN SECURITIES OF THE COMPANY."

     We furnished the purchasers of the Senior Debentures and others with a presentation concerning the Company's business and other information that may constitute material non-public information. A copy of the presentation is being furnished as Exhibit 99.7 to this Current Report.

     Certain information in this Current Report included at Exhibit 99.7 attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), or otherwise subject to the liabilities of such section. The information in this Current Report under Item 7.01, and at Exhibit 99.6 shall not be incorporated by reference into any filing under the Securities Act or the
Exchange Act regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to the Item 7.01.

                                       54

     The document that is being disclosed pursuant to this Item 7.01 at Exhibit
99.7 to this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, Section 21E of the
Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are not historical facts but rather are based on current expectations, estimates and projections about the Company's business and industry, the Company's beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans,"
"believes," "seeks," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
These risks and uncertainties include those described in "Risk Factors" and elsewhere in the Company's reports and filings made with the Securities and
Exchange Commission that are incorporated herein by reference. Persons are cautioned not to place undue reliance on these forward-looking statements, which reflect management's view only as of the date on which they were made. The
Company undertakes no obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that appear in the information disclosed pursuant to this Item 7.01 to reflect events or circumstances after the date of this Current Report, the date of the accompanying materials included in Exhibit 99.7, or the date of any documents incorporated by reference or to reflect the occurrence of unanticipated events.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

     In accordance with Item 9.01(a), Towerstream's unaudited financial statements for the period ended September 30, 2006 and for audited financial statements the fiscal year ended December 31, 2005 and 2004 are filed in this
Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

     (b)  Unaudited Pro Forma Financial Information.

     In accordance with Item 9.01(b), our unaudited pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3

     (d)  Exhibits.

     The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.                              Description
-----------   ------------------------------------------------------------------
    2.1       Agreement of Merger and Plan of Reorganization, dated as of
              January 12, 2007

    2.2       Certificate of Merger

    3.1       Certificate of Incorporation (Incorporated herein by reference to
              Exhibit 3.1 to the Company's Current Report on Form 8-K filed
              January 5, 2007)

    3.2       By-laws

    3.3       Certificate of Amendment to Certificate of Incorporation dated
              January 12, 2007

                                       55

    4.1       2007 Equity Compensation Plan

   10.1       Form of Private Placement Unit Subscription Agreement

   10.2       Form of Unit Registration Rights Agreement

   10.3       Form of Unit Warrant

   10.4       Form of Unit Lockup Agreement

   10.5       Form of Unit Subscription Agreement Addendum

   10.6       Form of Unit Registration Rights Agreement Addendum

   10.7       Form of Unit Warrant Addendum

   10.8       Securities Purchase Agreement for 8% Senior Convertible Debentures

   10.9       Form of 8% Convertible Debenture Note due December 31, 2009

   10.10      Form of 8% Convertible Debenture Warrant

   10.11      Registration Rights Agreement, for 8% Convertible Debenture

   10.12      Form of Debenture Lockup Agreement

   10.13      Placement Agent Agreement with Granite Financial Group, LLC

   10.14      Placement Agent Agreement with Palladium Capital Advisors, LLC

   10.15      Placement Agent Agreement with Ardent Advisors

   10.16      Placement Agent Agreement with WFG Investments, Inc.

   10.17      Form of Directors and Officers Indemnification Agreement

   10.18      Form of 2007 Equity Compensation Plan Incentive Stock Option
              Agreement

   10.19      Form of 2007 Equity Compensation Plan Non-Qualified Stock Option
              Agreement

   10.20      Purchase Agreement for sale of University Girls Calendar, Ltd., a
              Nova Scotia company, to Paul Pederson (Incorporated herein by reference to Exhibit 2.4 to the Company's Current Report on Form
              8-K filed January 5, 2007)

   14.1       Code of Ethics

   17.1       Letter of Paul Pedersen, dated January 12, 2007

   21.1       List of Subsidiaries

                                       56

   99.1       Towerstream Corporation audited financial statements for the fiscal years ended December 31, 2005 and 2004

   99.2       Towerstream Corporation (unaudited) financial statements for the fiscal quarter ended September 30, 2006

   99.3       Unaudited pro forma consolidated balance sheet as of September 30,
              2006 and unaudited pro forma consolidated statement of operations for the year ended September 30, 2006

   99.4       Charter of the Audit Committee of the Board of Directors

   99.5       Charter of the Nominating Committee of the Board of Director

   99.6       Charter of the Compensation Committee of the Board of Directors

   99.7       Presentation

                                       57

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2007                Towerstream Corporation

                                      By: /s/ Jeffrey M. Thompson
                                          --------------------------------------
                                          Jeffrey M. Thompson
                                          Chief Executive Officer and President